UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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INTEGER HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 17, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Integer Holdings Corporation, which will be held on Tuesday, May 23, 2017 at 9:00 a.m., Central Daylight Time, at the company’s offices located at 2595 Dallas Parkway, Suite 310, Frisco, Texas 75034.

Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company’s 2016 Annual Report. We encourage you to read this document. It includes information on the company’s operations, markets and products, as well as the company’s audited financial statements.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. To make it easier for you to vote, we are offering Internet and telephone voting. The instructions included on your proxy card describe how to vote using these services. Of course, if you prefer, you can vote by mail by completing and signing your proxy card, and returning it in the enclosed postage-paid envelope.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Bill R. Sanford
Bill R. Sanford
Chairman of the Board
/s/ Joseph W. Dziedzic
Joseph W. Dziedzic
Interim President & Chief Executive Officer

INTEGER HOLDINGS CORPORATION

2595 DALLAS PARKWAY, SUITE 310

FRISCO, TEXAS 75034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Meeting of Stockholders of Integer Holdings Corporation will be held at the company’s offices located at 2595 Dallas Parkway, Suite 310, Frisco, Texas 75034 on Tuesday, May 23, 2017 at 9:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect nine directors for a term of one year and until their successors have been elected and qualified;

2.	To approve the Integer Holdings Corporation Executive Short Term Incentive Compensation Plan, as amended;

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Integer Holdings Corporation for fiscal year 2017;

4.	To approve, on an advisory basis, the compensation of our named executive officers;

5.	To approve, on an advisory basis, the frequency of future advisory votes on compensation of our named executive officers; and

6.	To consider and act upon other matters that may properly come before the Annual Meeting and any adjournments thereof.

Stockholders of record at 5:00 p.m., Eastern Daylight Time, on April 7, 2017 are entitled to vote at the Annual Meeting.

By Order of the Board of Directors,
/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President,
General Counsel & Secretary

Frisco, Texas

April 17, 2017

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY PROXY BY USING ONE OF THE FOLLOWING METHODS: MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE, OR VOTE BY TELEPHONE OR THE INTERNET USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO ITS USE AT THE 2017 ANNUAL MEETING OF STOCKHOLDERS. ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2017

INTEGER HOLDINGS CORPORATION’S 2017 PROXY STATEMENT AND 2016 ANNUAL REPORT ARE

AVAILABLE AT integer.net/proxy

INTEGER HOLDINGS CORPORATION

PROXY STATEMENT

GENERAL INFORMATION – QUESTIONS AND ANSWERS

Why am I being provided this proxy statement?

Integer Holdings Corporation (“we” or the “Company”) is providing this proxy statement to you because the Board of Directors (the “Board”) is soliciting your proxy to vote your shares of the Company’s common stock at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”), or any adjournment or adjournments thereof. This proxy statement contains information about matters to be voted upon at the Annual Meeting and other information required by the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

We are first sending this proxy statement and the accompanying form of proxy to common stockholders of record on or about April 17, 2017. A copy of the Company’s Annual Report for 2016, including financial statements, accompanies this proxy statement, but is not part of the proxy solicitation materials.

Where and when will the Annual Meeting be held?

The Annual Meeting will be held at the Company’s offices located at 2595 Dallas Parkway, Suite 310, Frisco, Texas 75034 at 9:00 a.m., Central Daylight Time, on Tuesday, May 23, 2017. The Company’s mailing address is 2595 Dallas Parkway, Suite 310, Frisco, Texas 75034, and its telephone number is (214) 618-5243.

Who is entitled to vote at the Annual Meeting?

Common stockholders of record at 5:00 p.m., Eastern Daylight Time, on April 7, 2017 are entitled to vote at the Annual Meeting. At that time, the Company had outstanding 31,298,606 shares of common stock, $0.001 par value per share (“common stock”). Each share of common stock is entitled to one vote. Shares may not be voted at the Annual Meeting unless the owner is present or represented by proxy, as more fully explained in this proxy statement. An individual who holds shares of common stock under the Integer Holdings Corporation 401(k) Retirement Plan (the “Company 401(k) Plan”) is entitled to vote those shares of common stock held in their account.

How can I give my proxy or vote?

You can give your proxy by completing, signing, dating and returning the physical proxy card accompanying this proxy statement or vote by utilizing the telephone or Internet voting procedures described on the proxy card. The telephone and Internet voting procedures are designed to authenticate that you are a stockholder by use of a control number and allow you to confirm that your instructions have been properly recorded. If you are a stockholder of record, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

May I revoke my proxy?

Depending on how you hold your shares (stockholder of record or beneficial owner), determines how and when you may revoke your proxy. A stockholder of record may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the Corporate Secretary, at 10000 Wehrle Drive, Clarence, New York 14031, or by voting in person at the Annual Meeting. A beneficial owner must follow the instructions from his or her broker, bank or other intermediary to revoke his or her previously given proxy.

How will my proxy be voted?

Your proxy will be voted in accordance with the direction you provide, if any. If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the nine persons named under the section titled “Nominees for Director”; FOR re-approving the Integer Holdings Corporation Executive Short Term Incentive Compensation Plan; FOR ratifying the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm of the Company for fiscal year 2017; FOR approving, on an advisory basis, the compensation of the Company’s Named Executive Officers; and in favor of “one year” with respect to the frequency of future votes, on an advisory basis, on the compensation of the Company’s Named Executive Officers.

What is required for a quorum at the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the issued and outstanding common stock constitutes a quorum for the transaction of business at the Annual Meeting. Broker non-votes will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors, on the proposal to approve the Company’s Executive Short Term Incentive Compensation Plan, on the advisory vote to approve the compensation of the Company’s Named Executive Officers, or on the advisory vote on the frequency of future advisory votes on compensation of the Named Executive Officers, unless specific voting instructions are provided to the broker. We therefore encourage beneficial owners of shares whose shares are held in street name to direct their vote for all agenda items on the form of proxy or instruction card sent by their broker, bank or other intermediary.

What happens if an incumbent director nominee does not receive a majority of votes in favor of his or her election?

Under the Company’s Corporate Governance Guidelines, any nominee for director who receives a greater number of “withhold” votes than “for” votes is expected to tender his or her resignation to the Board for consideration in accordance with the Corporate Governance Guidelines.

What approval is necessary to approve Proposals 2, 3, 4 and 5?

For each of Proposals 2, 3 and 4, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to: approve the Integer Holdings Corporation Executive Short Term Incentive Compensation Plan; ratify the appointment of Deloitte & Touche as the independent registered public accounting firm of the Company for fiscal year 2017; and approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. For Proposal 5, the Company will treat the option selected by the affirmative vote of a plurality of the votes cast at the Annual Meeting as the option approved by stockholders. An abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors, the approval of the Integer Holdings Corporation Executive Short Term Incentive Compensation Plan, approval of the ratification of Deloitte & Touche as the independent registered public accounting firm for the Company for fiscal year 2017, the advisory vote to approve the compensation of the Company’s Named Executive Officers, or the advisory vote on the frequency of future advisory votes on compensation of the Company’s Named Executive Officers. Broker non-votes will not constitute votes cast on the election of directors, approval of the Integer Holdings Corporation Executive Short Term Incentive Compensation Plan, the vote to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, or the advisory vote on the frequency of future advisory votes on compensation of the Named Executive Officers and therefore will have no effect on the outcome of any of these proposals.

Who is paying for the solicitation of proxies?

The Company will bear the cost of soliciting proxies in the accompanying form of proxy. We are making this solicitation by mail, by telephone and in person using the services of some employees of the Company or its subsidiaries at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses they incur in sending proxy materials to beneficial owners of the common stock.

What do I have to bring in order to attend the Annual Meeting in person?

In order to be admitted to the Annual Meeting, you will need to bring a valid photo ID or other satisfactory proof of identification. If you are a beneficial owner, you must also bring evidence of your share ownership that can include a notice from your broker, bank or other intermediary regarding the availability of these proxy materials or a recent account statement or letter from the bank, broker or other intermediary that holds your shares and confirms your beneficial ownership of those shares.

How do I propose actions for the 2018 Annual Meeting of Stockholders?

In order for a shareholder proposal for the 2018 Annual Meeting of Stockholders to be eligible for inclusion in the Company’s proxy statement, we must receive it, at our principal executive offices, no later than December 18, 2017. You must provide your proposal to us in writing and your notice must contain the information required by the Company’s bylaws.

The proposal should be submitted to the Company’s principal executive offices in Frisco, Texas and should be directed to the Senior Vice President, General Counsel & Secretary of the Company.

The Company’s bylaws provide that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing the information specified in the bylaws) not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting of stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a shareholder proposal included in the Company’s proxy statement. A stockholder wishing to submit a proposal for consideration at the 2018 Annual Meeting of Stockholders, which is not submitted for inclusion in the proxy statement, should do so between January 23, 2018 and February 22, 2018.

COMPANY PROPOSALS

PROPOSAL 1 – Election of Directors

Shares represented by properly executed proxies will be voted, unless authority is withheld, for the election as directors of the Company of the following nine persons nominated by the Board, to hold office until the 2018 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2016 Annual Meeting of Stockholders except for Mr. Spence, who was appointed as a director on October 17, 2016 upon the recommendation of the Corporate Governance and Nominating Committee. In 2016, the Board determined that the Company would benefit by having an additional director with industry experience on its Board and it asked Mr. Spence, the former Chairman and Chief Executive Officer of Lake Region Medical, to serve on the Board.

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), the shares of common stock represented by the proxies will be voted for such other person, if any, as the Corporate Governance and Nominating Committee shall designate as a nominee. Information regarding the nominees standing for election as directors is set forth below:

Nominees for Director

Pamela G. Bailey is 68, is Chair of the Corporate Governance and Nominating Committee, a member of the Compensation and Organization Committee, and has been a director since 2002.

Ms. Bailey has been President and Chief Executive Officer of The Grocery Manufacturers Association (“GMA”), a Washington, D.C. based trade association, since January 2009. From April 2005 until January 2009, she was President and Chief Executive Officer of the Personal Care Products Council. Ms. Bailey served as President and Chief Executive Officer of the Advanced Medical Technology Association (“AdvaMed”), the world’s largest association representing the medical technology industry, from June 1999 to April 2005. From 1970 to 1999, she served in the White House, the Department of Health and Human Services and other public and private organizations with responsibilities for health care public policy. Ms. Bailey is a director of the Reagan-Udall Foundation, a 501(c)(3) organization created by Congress to advance the mission of the Food and Drug Administration by advancing regulatory science and research. She formerly served as a director of Albertsons, Inc., MedCath Corporation, and The National Food Laboratory, Inc.

Ms. Bailey’s 40 years of health care public policy experience with both public and private organizations, including service in the White House, the Department of Health and Human Services, and as President and Chief Executive Officer of AdvaMed, gives her a unique perspective on a variety of health care-related issues. With over 20 years of chief executive officer experience at GMA, the Personal Care Products Council, AdvaMed, and other Washington-based health care trade associations, Ms. Bailey brings to the Board demonstrated management ability at senior levels. This experience, together with her experience gained as a director of Albertsons and MedCath, supports her continued service as a member of the Board.

Joseph W. Dziedzic is 48 and has been a director since February 2013.

Mr. Dziedzic was appointed as Interim President and Chief Executive Officer of the Company on March 27, 2017. Prior to being appointed as the Company’s Interim President and Chief Executive Officer, Mr. Dziedzic served as Chair of the Audit Committee and a member of the Compensation and Organization Committee. Mr. Dziedzic previously was the Executive Vice President and Chief Financial Officer of The Brink’s Company, a global leader in security-related services for banks, retailers and a variety of other commercial and governmental customers, from 2009 through July 2016, and served in an advisory capacity to that company through September 2016. Prior to joining The Brink’s Company in 2009, he had a 20-year career with General Electric, including leadership roles in six different businesses, including General Electric Medical Systems. He is a director of the YMCA of Greater Richmond.

Mr. Dziedzic has over 25 years of experience in global operations and financial and accounting matters. The depth and breadth of Mr. Dziedzic’s financial experience and his role as the Company’s Interim President and Chief Executive Officer support his continued service as a member of the Board.

Jean Hobby is 56, is Chair of the Audit Committee and a member of the Science and Technology Committee, and has been a director since July 2015.

Ms. Hobby served as a global strategy partner at PricewaterhouseCoopers, LLP from 2013 until she retired in June of 2015 following a 33 year career at that firm. Prior to 2013, Ms. Hobby served as PricewaterhouseCoopers’ Technology, Media and Telcom Sector Leader from 2008 to 2013, and as Chief Financial Officer from 2005 to 2008. She joined PricewaterhouseCoopers in 1983 and became a partner in 1994. Ms. Hobby is also a director of Texas Instruments Incorporated and serves on its audit committee.

The depth and breadth of Ms. Hobby’s 33 years of experience in global operations and financial and accounting matters support her continued service as a member of the Board.

M. Craig Maxwell is 58, is Chair of the Science and Technology Committee and a member of the Audit Committee, and has been a director since July 2015.

Mr. Maxwell is the Vice President and Chief Technology and Innovation Officer for Parker Hannifin Corporation, a Fortune 250 company located in Cleveland, Ohio that is one of the global leaders in motion and control technologies and systems, providing precision-engineered solutions for a variety of mobile, industrial and aerospace markets. Mr. Maxwell’s responsibilities include leading Parker Hannifin in new and emerging markets and implementing Parker Hannifin’s new product development process. Additionally, Mr. Maxwell is responsible for Parker Hannifin’s technology incubator designed to facilitate cross group opportunities that leverage the company’s portfolio of products and technology to develop emerging opportunities.

As Vice President and Chief Technology and Innovation Officer for Parker Hannifin, Mr. Maxwell leads that company’s innovation research that commercializes new technologies. Through this service, he has gained management experience at senior levels. These attributes provide the Company valuable insight into developing new technologies to support future growth and support Mr. Maxwell’s continued service on the Board.

Filippo Passerini is 59, is a member of the Science and Technology Committee and a member of the Corporate Governance and Nominating Committee, and has been a director since July 2015.

Mr. Passerini is an Operating Executive in U.S. Buyouts for the Carlyle Group, a company he joined in July of 2015 following his retirement from a 33-year career at the Procter & Gamble Company. He joined Procter & Gamble in 1981 and held executive positions in Italy, Turkey, United Kingdom, Greece, Latin America and the United States. Prior to his retirement, Mr. Passerini served as Procter & Gamble’s Group President, Global Business Services and Chief Information Officer, positions he held from 2004 and 2005, respectively. He oversaw over 170 distinct services in 70 countries and led the integration of Procter & Gamble’s IT and Business Services groups, one of the largest shared services organizations in the world. Mr. Passerini is a director of United Rentals, Inc. and serves on its audit and compensation committees, of ABM Industries Incorporated and serves as chair of its strategy and enterprise risk committee and is a member of its compensation committee, and of Poste Italiane and serves on its compensation and risk committees.

Mr. Passerini brings to the Company over three decades of global experience in operations, digital technology, and general management roles. He is globally recognized as an information technology and shared services thought leader, known for creating new, progressive business models and driving innovation. Mr. Passerini’s extensive background and experience supports his continued service as a member of the Board.

Bill R. Sanford is 73, is Chairman of the Board, is a member of the Corporate Governance and Nominating Committee, and has been a director since 2000.

Mr. Sanford is Chairman of Symark LLC, a company he founded in 1979 that focuses on the development and commercialization of medical devices, bioscience inventions, nanotechnology, and advanced technology systems, products, and services. He has broad experience as a board member and advisor of numerous public and private for-profit companies, not-for-profit organizations, investment limited partnerships and venture capital firms. Mr. Sanford is Executive Founder and retired Chairman, President and Chief Executive Officer of Steris Corporation, retired director of KeyCorp and KeyBank N.A., trustee of Cleveland Clinic, trustee emeritus of Case Western Reserve University and Kansas State University Foundation, former director of AdvaMed, and a Fellow of the American Institute for Medical and Biological Engineering (AIMBE).

Mr. Sanford has extensive public company, merger and acquisition, operations integration, marketing and sales, new venture, turnaround and market development experience. He has led public and private company financings, including initial and secondary public stock offerings, structured debt financings, public stock mergers, private equity and venture capital investments. Mr. Sanford’s background and expertise, including his substantial involvement in the medical device industry, support his continued service as a member of the Board.

Peter H. Soderberg is 70, is Chair of the Compensation and Organization Committee, a member of the Audit Committee, and has been a director since 2002.

Mr. Soderberg is managing partner of Worthy Ventures Resources, LLC, a private investment company he founded in February 2010. He retired in January 2010 as President and Chief Executive Officer of Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries), a position he held since March 2006. From January 2000 to March 2006, he was President and Chief Executive Officer of Welch Allyn, Inc., and for the seven years prior to that, Chief Operating Officer of Welch Allyn’s medical products business. Mr. Soderberg also held a number of positions over a 23-year career with Johnson & Johnson, where his final position was as president of one of its operating subsidiaries. Until his retirement, he also had served on the board of directors of Hill-Rom and AdvaMed. Mr. Soderberg currently serves as a director and senior advisor to the CEO of two privately-held medtech companies. He is a director and chairman of the board of Tactile Systems Technology, Inc. Mr. Soderberg is a former director of St. Vincent Health System (Indianapolis), Constellation Brands, Inc. and Welch Allyn.

Having served in the roles of President and Chief Executive Officer of Hill-Rom and Welch Allyn, Mr. Soderberg has significant management experience and business understanding. Running a public company gave Mr. Soderberg front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. His deep knowledge of health care policy and patient care delivery, gained through his long career in the health care industry, provides our Board with a valuable perspective on the priorities of and challenges facing our major customers. These attributes support Mr. Soderberg’s continued service as a member of the Board.

Donald J. Spence is 63, is a member of the Science and Technology Committee and has been a director since October 2016.

Donald J. Spence was appointed President and Chief Executive Officer of Cerêve, Inc., a company in the business of developing and marketing medical products for the treatment of insomnia, on March 1, 2017. He had been chairman and chief executive officer of Lake Region Medical from 2010 until its acquisition by the Company in October of 2015. From 2005 to 2008, Mr. Spence served as president of the Sleep and Home Respiratory Group for Philips Respironics, and from 2008 to 2010 as chief executive officer of Philips Home Healthcare Solutions. Prior to that, he spent eight years with GKN Sinter Metals, as senior vice president for global sales and marketing (1998-2001) and as president (2001-2005). Prior to 1998, Mr. Spence served in a number of roles at BOC Group, plc over a 15-year career at that company including President, Ohmeda Medical Systems (1997-1998). Mr. Spence serves on the board of directors of a privately held medtech company.

Having served in the role of Chairman and Chief Executive Officer of Lake Region Medical and in senior management roles with other companies prior to that, Mr. Spence has significant management experience and business understanding of a medical technology and device company. Mr. Spence’s background and expertise in the medical device industry support his continued service as a member of the Board.

William B. Summers, Jr. is 66, is a member of the Compensation and Organization Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2001.

Mr. Summers retired in June 2006 as Chairman of McDonald Investments Inc., a position he had held since 1998. He also held the additional positions of President (from 1989 through 1998) and Chief Executive Officer (from 1994 through 1998) of that investment company. Mr. Summers serves on the board of directors of RPM International, Inc. and is a member of its audit committee. He also serves on the advisory boards of Molded Fiberglass Companies and Citymark Capital, and on the board of The Rock and Roll Hall of Fame and Museum, Baldwin-Wallace University, United States Army War College Foundation, and the Convention and Visitors Bureau of Greater Cleveland, Inc. Mr. Summers previously served as chairman of the board of the National Association of Securities Dealers, as chairman of the board of the NASDAQ Stock Market, and as a director of NYSE. He is a former director of Developers Diversified Realty, Inc., McDonald Investments Inc., Cleveland Indians Baseball Company, and Penton Media Inc.

Through his positions with McDonald Investments, Mr. Summers gained leadership experience and extensive knowledge of complex financial and operational issues. In addition, through his service with the NASDAQ Stock Market and NYSE and on the boards of other public companies, Mr. Summers has gained valuable experience dealing with the capital markets, accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public corporations. This experience supports Mr. Summers’ continued service as a member of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

PROPOSAL 2 – Approval of the Integer Holdings Corporation Executive Short Term Incentive Compensation Plan, as amended

The Company is seeking stockholder approval of the Integer Holdings Corporation Executive Short Term Incentive Compensation Plan, as amended (the “Executive STIC Plan”). The Executive STIC Plan was previously adopted by our Board and approved by our stockholders in 2007 and re-approved by our stockholders in 2012 as part of our continuing program to attract, retain and motivate qualified executives. The Executive STIC Plan was amended and re-adopted by the Board in February of 2017. The Executive STIC Plan permits the awarding of cash and equity bonuses to the Company’s Chief Executive Officer and other designated officers of the Company based on the achievement of pre-established performance goals. The Company is asking stockholders to approve the material terms of the performance goals under the Executive STIC Plan in accordance with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (“IRC”).

IRC §162(m) limits the deductibility of compensation in excess of $1 million paid to the Company’s Chief Executive Officer and to each of the other three most highly compensated officers of the Company (not including the Company’s Chief Financial Officer), unless, among other available exceptions, the compensation qualifies as “qualified performance-based compensation.” Compensation qualifies as qualified performance-based compensation if the following four criteria are met:

1.	the compensation is payable on the attainment of one or more pre-established, objective performance criteria;

2.	the performance criteria are established by a compensation committee consisting solely of two or more outside directors;

3.	the material terms of the performance criteria are disclosed to and approved by the stockholders prior to payment; and

4.	the compensation committee that establishes the performance criteria certifies in writing that the performance criteria have been satisfied before payment.

We are seeking stockholder approval of the Executive STIC Plan in order to meet the third requirement listed above.

However, notwithstanding whether or not such stockholder approval of the Executive STIC Plan is obtained, nothing precludes the Compensation and Organization Committee (the “Compensation Committee”) of the Board from exercising its discretion to make any payments or to grant any awards to any employee of the Company whether or not such payments or awards qualify for tax deductibility under IRC §162(m).

A summary of the material terms of the Executive STIC Plan follows below.

Purpose – The primary purpose of the Executive STIC Plan is to attract, motivate, and retain highly qualified executives on a competitive basis and to provide financial incentives to those executives in order to promote the success of the Company. Another purpose of the Executive STIC Plan is to preserve, for federal income tax purposes, the deductibility of bonus awards made under the Executive STIC Plan.

Administration – The Compensation Committee is responsible for administering the Executive STIC Plan. Each current member of the Compensation Committee is an “outside director” as defined for purposes of IRC §162(m). Pursuant to the terms of the Executive STIC Plan, the Compensation Committee has the sole discretion and authority to administer and interpret the terms and provision of the Executive STIC Plan. In addition, the Compensation Committee has the sole authority, in accordance with the limitations established by the Executive STIC Plan, to establish, adjust, pay or decline to pay bonus awards under the Executive STIC Plan.

Eligibility and Participation – The Chief Executive Officer and other officers designated by the Compensation Committee are eligible to participate in the Executive STIC Plan. With respect to each fiscal year, participants in the Executive STIC Plan are designated by the Compensation Committee within 90 days of the beginning of such fiscal year. For each fiscal year, the participants are expected to be the Chief Executive Officer, other officers of the Company who the Compensation Committee anticipates will be “covered employees” (as such term is defined in IRC §162(m)—generally the principal executive officer and the next three most highly-compensated officers other than the principal financial officer), and other officers designated by the Compensation Committee. The Company currently has approximately seven employees who it expects would be eligible to participate in the Executive STIC Plan.

Bonus Opportunity Determination – For each fiscal year, the objective performance goal(s) and terms and conditions for the determination and payment on the bonus opportunity for each participant will be set by the Compensation Committee within the first 90 days of such fiscal year. At the time that performance goals are set for each participant for the fiscal year, the Compensation Committee shall establish a maximum award opportunity for each such participant for that year, which maximum bonus opportunity shall be expressed as a percentage of that participant’s base salary and as a maximum dollar amount. Subject to the maximum bonus award limitation described below, actual award opportunities will be established by the Compensation Committee in its sole discretion and will be based on Company or individual performance and competitive pay levels.

Maximum Bonus Award – The maximum bonus award that a participant may be paid under the Executive STIC Plan for a fiscal year cannot exceed an amount equal to 250% of such participant’s base salary (determined as the greatest of (i) annualized salary as of the first day of the Company’s current fiscal year, (ii) annualized salary as of the date the performance goal(s) are established, or (iii) if the annualized salary is increased after the date the performance goals are established, the annualized salary paid for the fiscal year). Notwithstanding the foregoing, no participant may receive any bonus award under the Executive STIC Plan that is greater than $10 million for any fiscal year.

Share Denominated Awards – To the extent that all or a portion of a bonus for a fiscal year is to be made in restricted stock or restricted stock units (a “Share Denominated Award”), the maximum award that may be paid to a participant in respect of the fiscal year will be determined using the fair market value (as defined in the Executive STIC Plan) of the common stock underlying the Share Denominated Award as of the date of the award. Any Share Denominated Award will be made under, and be subject to the terms and conditions of, an equity plan that has been approved by the Company’s stockholders.

Performance Goals – Performance goals, which may be determined on a U.S. Generally Accepted Accounting Principles (“GAAP”), adjusted and/or non-GAAP basis by the Compensation Committee in accordance with IRC §162(m): (1) earnings or diluted earnings per share; (2) pro-forma earnings or diluted earnings per share; (3) net earnings (either before or after interest, taxes, depreciation and amortization); (4) economic value-added (as determined by the Compensation Committee); (5) sales or revenue; (6) net income (either before or after taxes); (7) operating earnings or income; (8) cash flow (including, but not limited to, operating cash flow and free cash flow); (9) cash flow return on capital; (10) return on investment; (11) return on stockholders’ equity; (12) return on assets or net assets; (13) return on capital; (14) stockholder returns; (15) return on sales; (16) improvements in capital structure; (17) capital expenditures; (18) gross or net profit margin; (19) productivity; (20) product quality; (21) expense; (22) margins; (23) operating efficiency; (24) cost or debt reduction or savings; (25) customer satisfaction; (26) working capital; (27) price per share of common stock; (28) market share; (29) credit rating; (30) improvements in workplace diversity, inclusion or culture; (31) employee retention; (32) business expansion or consolidation (acquisitions, divestiture and integration); and (33) strategic plan development and implementation, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee, in its discretion, may, to the extent permitted by IRC §162(m), adjust or modify the calculation of performance goals for any period in order to prevent the dilution or enlargement of the rights of the participants to the Executive STIC Plan (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other extraordinary, unusual or non-recurring items as described in applicable accounting standards or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

Payment of Bonus Awards – After the end of each fiscal year, the Compensation Committee will determine and certify in writing whether the performance goal(s) for the fiscal year with respect to a participant was met and determine the amount of bonus to be paid or awarded to such participant in accordance with the limitations established by the Executive STIC Plan. In its discretion, the Compensation Committee may reduce, but not increase, the bonus payable to a participant based on such objective or subjective factors as it may determine. Following the Compensation Committee’s determination and certification, bonus awards will be paid in cash, except that Share Denominated Awards may be paid in cash or shares of common stock. Participants will be permitted to defer payment of all or a portion of their bonus awards in accordance with the terms of any deferred compensation plan the Company may adopt.

Death, Disability, Retirement or Other Termination of Employment – Except as otherwise set forth in any award agreement for any Share Denominated Award, in the event of the death, disability, retirement or other termination of employment of a participant during a fiscal year, the Compensation Committee shall, in its discretion, have the ability to award to such participant (or the representative of the participant’s estate) an equitably prorated portion of the bonus award opportunity amount, which otherwise would have been earned by such participant based on actual achievement of the performance goal(s) for the entire fiscal year. In the event of the death of a participant after the end of a fiscal year and prior to any payment required, such payment shall be made to the representative of the participant’s estate.

Amendment and Termination – The Board of Directors may, at any time, amend the Executive STIC Plan or terminate or suspend the Executive STIC Plan; provided that no amendment shall be made that would cause bonuses payable under the Executive STIC Plan to fail to qualify for the qualified performance-based compensation exemption. An amendment to the Executive STIC Plan does not require stockholder approval, unless such approval is required by IRC §162(m). Upon termination of the Executive STIC Plan, all rights of a participant with respect to any fiscal year that has not ended on or prior to the effective date of such termination shall become null and void.

The above summary of the Executive STIC Plan is qualified by reference to the full text of the Executive STIC Plan, which is set forth as Exhibit A hereto.

Estimate of Benefits Payable under the Executive STIC Plan

The amount of the incentive compensation bonus awards to be paid under the Executive STIC Plan for future periods depends on Company performance, individual performance and the discretion of the Compensation Committee. Accordingly, the amount of the incentive compensation bonus awards to be paid to participants under the Executive STIC Plan for 2017 is not currently determinable. For executive officers (including the Named Executive Officers) of the Company, the individual target bonus award under the Executive STIC Plan for 2017 range from 45% to 100% of base salary, or approximately $112,500 to $800,000. The incentive compensation bonus awards paid under the Executive STIC Plan to the Named Executive Officers for 2016 are set forth in the 2016 Summary Compensation Table and are described in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE INTEGER HOLDINGS CORPORATION EXECUTIVE SHORT TERM INCENTIVE COMPENSATION PLAN, AS AMENDED

PROPOSAL 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

On the recommendation of the Audit Committee, Deloitte & Touche has been appointed by the Board as the Company’s independent registered public accounting firm for fiscal year 2017, a capacity in which it has served since 2000. Although stockholder approval is not required, the Company has determined that it is desirable to request that the stockholders ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2017. In the event the stockholders fail to ratify the appointment, the Board will reconsider this appointment and make such a determination as it believes to be in the Company’s best interests. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s best interests. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed by Deloitte & Touche for services provided to the Company during fiscal years 2016 and 2015:

	2016	2015
Audit Fees(1)	$2,583,000	$2,527,000
Audit-Related Fees(2)	65,000	1,830,000

Total Audit and Audit-Related Fees	2,648,000	4,357,000
Tax Fees(3)	168,000	76,000
All Other Fees(4)	—	2,000

Total Fees	$2,816,000	$4,435,000

(1)	Represents fees billed by Deloitte & Touche for services rendered for the audit of the Company’s annual consolidated financial statements and for review of the Company’s quarterly condensed consolidated financial statements. 2015 amounts also include amounts billed in connection with the audit of Lake Region Medical subsequent to its acquisition by the Company in October 2015.
(2)	Represents fees billed by Deloitte & Touche for services rendered related to the performance of their audit but are not included in (1) above. Audit-related fees in 2015 include amounts billed in connection with the audit of Nuvectra Corporation in connection with its spin-off from the Company.
(3)	Represents fees billed by Deloitte & Touche for tax compliance, planning and consulting services.
(4)	Represents a licensing fee billed by Deloitte & Touche for accounting research software.

Audit Committee Pre-Approval Policy on Audit and Non-Audit Services. As described in the Audit Committee charter, the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the Company’s independent registered public accounting firm (other than with respect to de minimis exceptions permitted by Regulation S-X, Rule 2-01(c)(7)(i)(C)). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. None of the services described above were performed by Deloitte & Touche under the de minimis exception rule.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017

PROPOSAL 4 – Advisory Vote on Compensation of the Named Executive Officers

As required pursuant to Section 14A of the Exchange Act of 1934, as amended (the “Exchange Act”), the Company seeks your advisory vote on a resolution to approve the compensation of our Named Executive Officers as disclosed in this proxy statement. Our named executive officers are the Chief Executive Officer, the Chief Financial Officer, the next three highest paid executive officers, and our former Executive Vice President for Global Operations (“Named Executive Officers”). Although your vote is advisory and will not be binding on the Board or the Company, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Unless the Board modifies its policy on the frequency of future advisory votes in connection with the outcome of the stockholders vote from Proposal 5, the next advisory vote on the compensation of our Named Executive Officers will be held at the 2018 Annual Meeting of Stockholders.

The Company’s executive compensation programs have played an important role in our ability to drive financial results and attract and retain a highly experienced, successful management team. We believe that our executive compensation programs are structured to support the Company’s business objectives. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity to ensure that our compensation programs are within the norm of a range of market practices. As discussed below in the CD&A section, the Company’s compensation for its Named Executive Officers includes the following elements:

•	Long-term equity compensation with multi-year performance based vesting. The most significant element of the Named Executive Officers equity compensation opportunity is performance based awards under the LTI program for which vesting depends on the Company’s total stockholder return relative to its peer group over a three-year period.

•	Total cash compensation tied to performance. A significant portion of the cash compensation opportunity for the Named Executive Officers is based on the Company’s performance. As such, the cash compensation for the Named Executive Officers has fluctuated from year to year, reflecting the Company’s financial results.

The text of the resolution in respect of Proposal 4 is as follows:

“Resolved, that the stockholders approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN

ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 5 – Advisory Vote on the Frequency of Future Advisory Votes on Compensation of the Named Executive Officers

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related rules of the SEC, the Company seeks your advisory vote on the frequency of holding future stockholder advisory votes on the compensation of our Named Executive Officers. Currently, an advisory vote on the compensation of our Named Executive Officers is provided to the Company’s stockholders every year. In particular, we are asking whether future advisory votes should occur every one, two or three years.

The stockholder advisory vote on the compensation of our Named Executive Officers is very important to the Company. We believe an annual stockholder vote enhances stockholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation programs. The Company believes that an advisory vote every year will be the most effective timeframe for the Company to respond to stockholders’ feedback and provide the Company with an opportunity to engage with stockholders to understand and respond to voting results.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY OF

“ONE YEAR” FOR FUTURE ADVISORY STOCKHOLDER VOTES TO APPROVE THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of its outstanding common stock as of April 7, 2017.

Name of Beneficial Owner	Number of Shares	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10022	3,325,141	10.6%
Accellent Holdings LLC(2) c/o Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street New York, NY 10019	2,946,709	9.4%
The Vanguard Group, Inc.(3) 100 Vanguard Boulevard Malvern, PA 19355	2,574,403	8.2%
Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	2,192,865	7.0%

(1)	BlackRock, Inc. filed a Schedule 13G/A on January 12, 2017. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by BlackRock, Inc. and its affiliated companies listed in the Schedule 13G/A. BlackRock, Inc. reports sole investment power with respect to the reported shares and sole voting power with respect to 3,255,611 of the reported shares.
(2)	Accellent Holdings LLC filed a Schedule 13G on October 29, 2015 reporting that it holds the shares and that each of KKR Millennium Fund L.P. (as the managing member of Accellent Holdings LLC), KKR Associates Millennium L.P. (as the general partner of KKR Millennium Fund L.P.), KKR Millennium GP LLC (as the general partner of KKR Associates Millennium L.P.), KKR Fund Holdings L.P. (as the designated member of KKR Millennium GP LLC), KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings L.P.), KKR Group Holdings L.P. (as a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited), KKR Group Limited (as the sole general partner of KKR Group Holdings L.P.), KKR & Co. L.P. (as the sole shareholder of KKR Group Limited), KKR Management LLC (as the sole general partner of KKR & Co. L.P.), and Henry R. Kravis and George R. Roberts may be deemed to share voting and dispositive power with respect to the shares of common stock held by Accellent Holdings LLC, but each disclaims beneficial ownership of such shares.
(3)	The Vanguard Group, Inc. filed a Schedule 13G/A on February 13, 2017. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by The Vanguard Group, Inc., Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. are wholly owned subsidiaries of The Vanguard Group, Inc. and serve as an investment manager of collective trust accounts and Australian investment offerings, respectively. The Vanguard Group, Inc. reports sole investment power with respect to 2,537,255 of the reported shares, shared investment power with respect to 37,148 of the reported shares, sole voting power with respect to 35,079 of the reported shares, and shared voting power with respect to 3,600 of the reported shares.
(4)	Dimensional Fund Advisors LP (“Dimensional”) filed a Schedule 13G/A on February 9, 2017. The beneficial ownership information presented and information contained in this footnote is based solely on the Schedule 13G/A. Dimensional, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (the “Dimensional Funds”). In its role as investment advisor, sub-advisor or manager, Dimensional may possess investment and/or voting power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the common stock of the Company held by the Dimensional Funds. However, Dimensional reports that all such common stock is owned by the Dimensional Funds and disclaims beneficial ownership of such common stock.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The beneficial ownership of common stock by each of the directors, each of the Named Executive Officers, and by all directors and executive officers as a group is set forth in the following table as of April 7, 2017, together with the percentage of total shares outstanding represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.

Name of Beneficial Owner	Number of Shares		Percent of Class
Pamela G. Bailey	94,176	(1)	*
Jean Hobby	16,927	(1)	*
Thomas J. Hook	598,315	(1)(2)(3)	1.9%
M. Craig Maxwell	21,627	(1)	*
Filippo Passerini	16,927	(1)	*
Bill R. Sanford	147,548	(1)	*
Peter H. Soderberg	91,296	(1)	*
Donald J. Spence	69,727	(1)	*
William B. Summers, Jr.	98,448	(1)	*
Michael Dinkins	166,949	(1)(3)	*
Joseph W. Dziedzic	33,001	(1)	*
Jeremy Friedman	26,910	(1)	*
Declan Smyth	20,695	(1)	*
Kristin Trecker	5,240	(1)	*
Mauricio Arellano	—		*
All directors and executive officers as a group (18 persons)	1,538,838	(1)(2)(3)	4.8%

(1)	Includes the following shares subject to options granted under the Company’s stock incentive plans, all of which are currently exercisable or exercisable within 60 days after April 7, 2017: Ms. Bailey – 56,934 shares; Ms. Hobby – 10,910 shares; Mr. Hook – 318,106 shares; Mr. Maxwell – 10,910 shares; Mr. Passerini – 10,910 shares; Mr. Sanford – 84,834 shares; Mr. Soderberg – 56,934 shares; Mr. Spence – 53,542 shares; Mr. Summers – 56,934 shares; Mr. Dinkins – 126,749 shares; Mr. Dziedzic – 22,900 shares; Mr. Friedman – 24,762 shares; Mr. Smyth– 17,600 shares; Ms. Trecker – 3,483 shares; and all directors and executive officers as a group – 934,566 shares. Also includes shares of restricted stock that continue to be subject to forfeiture restrictions as of April 7, 2017 as follows: Ms. Bailey – 1,650 shares; Ms. Hobby – 1,650 shares; Mr. Maxwell – 1,650 shares; Mr. Passerini – 1,650 shares; Mr. Sanford – 2,412 shares; Mr. Soderberg – 1,650 shares; Mr. Spence – 1,650 shares; Mr. Summers—1,650 shares; and Mr. Dziedzic – 1,650 shares.
(2)	Includes 34,486 shares of common stock underlying unvested RSUs that will be issued to Mr. Hook upon the termination of his service on May 23, 2017.
(3)	Includes the following shares under the Company 401(k) Plan: Mr. Hook – 3,418 shares; and Mr. Dinkins – 574 shares. Such individuals retain voting and investment power over their respective shares in the Company 401(k) Plan.
*	Less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, the Company’s directors and Section 16 officers are required to report their beneficial ownership of the common stock and any changes in that beneficial ownership to the SEC and the NYSE. The Company believes that these filing requirements were satisfied during fiscal year 2016, except that Thomas J. Hook, the Company’s former President and Chief Executive Officer, filed one amended report to correct the over-reporting of a stock option grant, and Michael Dinkins, the Company’s former Chief Financial Officer, filed one amended report to correct the underreporting of a sale of shares. In making the foregoing statement, the Company has relied on copies of the reporting forms received by it or on the written representations from the persons required to report.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Introduction. This CD&A describes the compensation of our named executive officers (“Named Executive Officers”) during fiscal 2016. Our Named Executive Officers for 2016 were:

•	Thomas J. Hook, former President & Chief Executive Officer

•	Michael Dinkins, former Executive Vice President & Chief Financial Officer

•	Jeremy Friedman, Executive Vice President & Chief Operating Officer

•	Declan Smyth, President Advanced Surgical & Orthopedics

•	Kristin Trecker, Executive Vice President & Chief Human Resources Officer

•	Mauricio Arellano, former Executive Vice President for Global Operations

Fiscal 2016 Performance. Financial results in 2016 were disappointing, as we were not able to materially advance our financial objective of driving mid-single digit top line revenue and double digit bottom line operating profit growth in our core business. Giving effect to the Lake Region Medical transaction and spin-off of Nuvectra Corporation, our revenues decreased from $1.443 billion in 2015 to $1.386 billion, and our adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) decreased from $304 million in 2015 to $280 million in 2016. See “Strategic and Financial Overview” in Part II, Item 7 of our 2016 Form 10-K and our Current Report on Form 8-K filed with the SEC on February 27, 2017, for a reconciliation of these adjusted amounts to those calculated in accordance with GAAP. Total stockholder return (“TSR”) of negative 42.7% for fiscal year 2016, measured as the increase or decrease in our stock price, compared unfavorably to the average TSR for our peer group, which was 41.3%.

No Annual Bonuses and No Payouts of Performance-Based Equity. As a result of not achieving our threshold adjusted EBITDA performance goal, our Named Executive Officers did not receive annual bonuses under our short-term incentive (“STI”) program for 2016. In addition, the Named Executive Officers’ performance-based long-term equity incentive (“LTI”) awards that were granted in 2014 and eligible to vest in 2016 were forfeited, as the Company did not meet its threshold TSR performance goal. We believe these outcomes highlight our commitment to a pay-for-performance philosophy.

We Emphasize Performance-Based Compensation. As reflected in the charts below, performance-based equity continues to represent the majority of the total direct compensation earned by our former President & Chief Executive Officer and other Named Executive Officers. Total direct compensation refers to base salary, STI compensation (measured by target bonus opportunity for the fiscal year) and target LTI compensation.

The following graphs depict the mix of cash versus equity compensation as a percentage of total direct compensation awarded to our Named Executive Officers for 2016, excluding Mr. Friedman (whose 2016 compensation was negotiated as part of his offer of employment, as described in more detail later in this CD&A), assuming target performance levels for cash incentives and maximum performance levels for equity incentives are achieved:

President & CEO	CFO / EVP Global Operations	Other Named Executive Officers

The following graphs depict the mix of fixed (base salary) versus variable (at risk, all incentive-based) compensation as a percentage of total direct compensation awarded to our Named Executive Officers for 2016, excluding Mr. Friedman (as described above, whose 2016 compensation was set forth in his employment agreement), assuming target performance levels for cash incentives and maximum performance levels for equity incentives are achieved:

President & CEO	CFO / EVP Global Operations	Other Named Executive Officers

Corporate Governance “Best Practices.” Below is a summary of best practices that we have implemented with respect to the compensation of our Named Executive Officers because we believe these practices support our compensation philosophy and are in the best interests of our Company and our stockholders.

•	Our compensation is aligned with a pay-for-performance philosophy where a substantial portion of executive officer compensation is at-risk and tied to objective performance goals.

•	LTI grants are predominantly performance-based and measure TSR over a three-year period, and our STI plan is also based on rigorous financial goals, as evidenced by the lack of payouts for 2016.

•	The Compensation Committee engages an independent compensation consultant.

•	We maintain robust executive stock ownership guidelines that contain a one-year holding period.

•	We maintain a clawback policy that permits recoupment under various circumstances for cash and equity awards.

•	We maintain restrictions against hedging and pledging our securities.

•	The Company carefully considers annual equity usage and potential dilution in its compensation decisions.

•	The Compensation Committee conducts an annual risk assessment of our compensation program.

•	We require a “double trigger” for the acceleration of payments or benefits upon a change of control of the Company.

Say-on-Pay. At our 2016 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on the compensation paid to our Named Executive Officers. The result of this advisory “say-on-pay” vote was overwhelmingly supportive, with 98% of votes cast voting in favor of our compensation program for our Named Executive Officers.

Compensation Philosophy

Our compensation philosophy is to provide a competitive compensation package that will attract, retain and motivate our executives to drive the Company’s success through high performance and innovation, to link our executives’ compensation to short- and long-term performance of the Company and to align our executives’ compensation with the interests of our stockholders. The compensation programs for our Named Executive Officers are designed to be consistent with our compensation philosophy.

We have designed our executive compensation programs to include:

•	Base Salary

•	Annual Performance-Based Cash Incentives

•	Long-Term Incentives Including Stock Options and Performance Based Restricted Stock Units

•	Retirement, Termination and Change in Control Agreements

•	Other Limited Executive Perquisites

Total target compensation opportunities are set within the competitive ranges provided by our peers for comparable positions. However, due to the performance based nature of our program, our executives have the opportunity to earn significantly more than these target amounts if the Company achieves above market performance. This design allows us to attract and retain executives who have the appropriate skill set to develop and execute our strategic plans as we work towards attaining both our short- and long-term financial and strategic objectives. We believe that this approach properly incentivizes our executive officers and provides value to our stockholders. The executive compensation program for our Named Executive Officers allows for flexibility to respond to the evolving business environment, address individual performance and consider internal and external pay equity.

Compensation Committee Practices and Procedures

The Compensation Committee has direct oversight responsibility for the Company’s compensation practices with appropriate approval and general oversight from the Board. This responsibility includes the determination of compensation levels and awards provided to the Named Executive Officers. The Compensation Committee directly engages an independent compensation consulting firm to review the Company’s executive compensation programs and provide guidance on compensation matters and recommendations made by management. In 2016, Ernst & Young LLP advised the Compensation Committee on the Company’s executive compensation programs through August 2016, at which time the Compensation Committee retained Frederick W. Cook & Co. (“FW Cook”) to provide those services. A representative of Ernst & Young or FW Cook was present in person or by telephone for all meetings held by the Compensation Committee during 2016.

In accordance with SEC and NYSE rules regarding the independence of compensation consultants, the Compensation Committee has considered the other services the independent compensation consulting firms provide to the Company, the amount of fees paid to the independent compensation consulting firms by the Company, the independent compensation consulting firms’ policies and procedures designed to prevent conflicts of interest, any business or personal relationship the independent compensation consulting firms may have with any member of the Compensation Committee, any stock of the Company owned by the independent compensation consulting firms, and any business or personal relationships the independent compensation consulting firms have with any of the Named Executive Officers. Following that review, the Compensation Committee concluded that neither Ernst & Young’s nor FW Cook’s work for the Compensation Committee raises a conflict of interest.

The Compensation Committee was also responsible for evaluating the performance of Mr. Hook, our former President & Chief Executive Officer. The performance reviews for Mr. Hook were based on his individual performance as well as on the Company’s performance during the year. The Compensation Committee provided a recommendation for the performance review and any compensation adjustments to the Board for approval. For the other Named Executive Officers, the Compensation Committee considered input and recommendations from Mr. Hook regarding performance, base salary adjustments and annual STI and LTI programs and award amounts. The Compensation Committee determined the final compensation for those executive officers. Grants of equity-based compensation are approved by the Compensation Committee in accordance with LTI programs established by the Compensation Committee with the assistance of its independent compensation consultant. Although not required by our LTI plans, the Board has provided final approval on the equity-based compensation awards for our senior level executives.

During 2016, Kristin Trecker, Executive Vice President & Chief Human Resources Officer, and Timothy G. McEvoy, Senior Vice President, General Counsel & Secretary, attended meetings of the Compensation Committee to provide counsel and assistance to the Compensation Committee as needed. These executives were not present during executive sessions of the Compensation Committee or when items pertaining to their individual compensation were discussed.

Competitive Market Review

The Compensation Committee compares Company performance and compensation programs against a peer group of companies. As a result of the Company’s acquisition of Lake Region Medical in October 2015, the Compensation Committee reviewed and updated our peer group to include the seventeen companies shown below to better reflect the changed profile of the Company. We believe that this is an appropriate size for a peer group to obtain a representative sample of our market, while still keeping the size of the peer group at a manageable level for analysis purposes. We believe the companies in our peer group (i) have relevant overlap with our industry, customers and products, (ii) are similar in size, and (iii) have key metrics that are consistent with our growth strategy. The key metrics considered included revenue size and growth rate, return on equity, net income, earnings per share growth, average gross margins and enterprise value. Additionally, the Compensation Committee took into consideration companies identified as peers of our peers, peers by our analysts and certain governance rating agencies. The companies comprising our current compensation peer group are as follows:

Analogic Corporation	Masimo Corporation
Alere Inc.	Merit Medical Systems, Inc.
Benchmark Electronics, Inc.	NuVasive, Inc.
Cantel Medical Corp.	Plexus Corp.
CONMED Corporation	ResMed Inc.
Haemonetics Corporation	STERIS Corporation
Halyard Health, Inc.	Teleflex Incorporated
Hill-Rom Holdings, Inc.	West Pharmaceutical Services, Inc.
Integra LifeSciences Holdings Corporation

Base Salary

We provide our Named Executive Officers with a fixed level of cash compensation in the form of base salary that is consistent with their skill level, experience, knowledge, length of service with our Company and the level of responsibility and complexity of their position. The Compensation Committee does not use a specific formula when setting base salary for our Named Executive Officers, but our general practice is to target the competitive market median. In addition to the factors listed above, actual individual base salaries may differ from the competitive market median as a result of various other factors including relative depth of experience, prior individual performance and expected future contributions, internal pay equity considerations within our Company and the degree of difficulty in replacing the individual. Any such differences are approved by the Compensation Committee and, previously, with respect to Mr. Hook, our former President and Chief Executive Officer, by the Board.

The base salaries of our Named Executive Officers are reviewed by the Compensation Committee on an annual basis, as well as at the time of promotion or significant changes in responsibility. We expect the base salaries of our Named Executive Officers to generally increase in-line with any increases to the competitive median market rates. However, base salary increases are also reviewed on an individual basis and adjusted accordingly for performance.

In setting base salaries for our Named Executive Officers for 2016, the Compensation Committee reviewed and used an Ernst and Young LLP market study utilizing the peer group to reflect a competitive market increase for companies with similar size and profile as a result of the Company’s acquisition of Lake Region Medical. Two of our Named Executive Officers received a base salary increase for 2016 in order to better align them with the competitive median data from our peer group.

The base salaries for our Named Executive Officers were as follows:

	2016	2015
Thomas J. Hook(1)	$800,000	$721,000
Michael Dinkins(2)	415,000	384,655
Jeremy Friedman	476,000	476,000
Declan Smyth	340,000	340,000
Kristin Trecker	315,000	315,000
Mauricio Arellano(3)	375,000	375,000

(1)	Mr. Hook served as President & Chief Executive Officer until March 25, 2017.
(2)	Mr. Dinkins retired as Executive Vice President & Chief Financial Officer on March 3, 2017.
(3)	Mr. Arellano served as Executive Vice President for Global Operations until September 2, 2016.

Annual Performance-Based Cash Incentives

The objective of our annual STI program is to provide a competitive level of performance-based annual cash compensation at the target achievement level, with the opportunity for significantly higher incentive compensation if stretch performance is achieved. Achievement at the 100% target level is deemed to be a “realistic” but challenging goal and any amount greater than the target is considered a “stretch” goal.

The Compensation Committee sets the performance metrics and funding mechanics for the STI program generally at its first meeting each year based upon prior year performance, the Company’s plan for the current year, and the Board’s desire for continuous and meaningful performance improvement. The STI awards for our Named Executive Officers are based upon Company-wide performance metrics. Payment of STI awards are based upon the achievement of these performance metrics and can vary significantly from year to year.

For 2016, the STI program was based upon two financial metrics: (1) total revenue, weighted 25% and (2) adjusted EBITDA (as defined below), weighted 75%. In addition, if the adjusted EBITDA threshold is not achieved, no portion of the STI program is funded. Once the adjusted EBITDA metric is achieved, funding begins at 50% of target. The Compensation Committee believes that these performance metrics are appropriate as they believe these are the relevant key metrics that drive stockholder value.

We did not achieve our 2016 threshold adjusted EBITDA goal. As a result, the Named Executive Officers did not receive annual bonus payments under the STI program for 2016 (with the exception of Mr. Friedman, as described below).

The 2016 STI program funding scale is set forth below:

Achievement of Performance Measure	STI Funding as % of Target
Maximum	195%
Target	100%
Threshold	50%
Less than Threshold	0%

The Compensation Committee believes that the design of the funding and performance metrics is aligned with the Company’s strategic objective of growing revenue and profitability. The weighting between revenue and adjusted EBITDA puts more emphasis on profitability and is therefore directly aligned with the interest of stockholders.

The goals and results under the 2016 STI program funding are as follows:

	2016 STI Performance Goals			2016 Actual
	Threshold	Target	Maximum	Performance
Funding as % of Target	50%	100%	195%	0%
Revenue (25%)	$1,412M	$1,537M	$1,675M	$1,386M
Adjusted EBITDA (75%)	297M	326M	369M	280M

Adjusted EBITDA consists of GAAP net income (loss) plus adjustments for (i) acquisition-related charges, (ii) amortization of intangible assets, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain litigation expenses, charges and gains, (vii) unusual or infrequently occurring items, (viii) non-cash gain/loss on cost and equity method investments, (ix) GAAP stock-based compensation, interest expense, and depreciation, (x) GAAP provision (benefit) for income taxes, and (xi) cash gains received from cost and equity method investments during the period. The Compensation Committee approved the categories for adjustments at the beginning of the performance period, and all of the adjustments were reviewed and approved by the Compensation Committee at the end of the performance period. See “Strategic and Financial Overview” in Item 7, page 33 of our 2016 Form 10-K for a reconciliation of adjusted EBITDA to GAAP Net Income (loss).

Individual cash incentives are calculated by multiplying the funding percentage by the individual’s target bonus. The individual target bonuses for our Named Executive Officers were determined by the Compensation Committee to provide targeted total cash compensation at the median of our competitive market. The target payout as a percentage of base salary for our Named Executive Officers for 2016 was as follows:

Thomas J. Hook	100%
Michael Dinkins	75%
Jeremy Friedman	75%
Declan Smyth	75%
Kristin Trecker	75%
Mauricio Arellano	75%

The chart below indicates annual bonuses earned under the STI program for 2016 performance by each Named Executive Officer:

Name	2016 Base Salary	x	2016 Individual Target Bonus as % of Base Salary	x	2016 Incentive Plan Funding Percentage	=	Actual 2016 Payout Amount
Thomas J. Hook	$800,000		100%		0%		$—
Michael Dinkins	$415,000		75%		0%		$—
Jeremy Friedman	$476,000		75%		0%		$—
Declan Smyth	$340,000		75%		0%		$—
Kristin Trecker	$315,000		75%		0%		$—
Mauricio Arellano	$375,000		75%		0%		$—

None of our Named Executive Officers received cash incentive payments under our STI program for 2016. Mr. Friedman received a separate bonus for 2016 in the amount of $357,000, per the terms of his employment offer with the Company. His offer letter provided him with a guarantee of a short-term incentive payment for 2016 equal to the greater of (i) 75% of his base salary or (ii) the amount earned under the STI program. As the Company did not meet its metrics under its 2016 STI program, Mr. Friedman was entitled to a cash payment equal to 75% of his base salary, or $357,000, which was paid to him in April 2017.

Long-Term Incentives

In addition to cash incentives, we also compensate our Named Executive Officers with annual LTI grants. LTI awards are a key component of our program, and are designed to align management’s performance incentives with the interests of our stockholders by linking executive pay to stockholder value creation.

Since 2010, LTI awards to senior executives have been weighted 25% time-based stock options and 75% performance-based restricted stock units (“PSUs”). Stock options generally vest in three equal annual installments on the last day of each fiscal year, beginning in the year of grant, and have ten-year maximum terms. PSUs vest based on the Company’s relative TSR rank versus our peer group over a three-year period as follows:

3-Year TSR Performance Rank Versus Peer Group	Vesting Amount
75th Percentile and above	100% of Maximum Performance Award (MPA)
25th Percentile - 75th Percentile	Calculation between Threshold and MPA
25th Percentile	5.3% of MPA
Below 25th Percentile	No award is paid

Relative TSR was selected as the PSU performance measure because the Compensation Committee believes it most closely aligns the interests of our executive officers with those of stockholders and, since this is a long-term measure, drives appropriate risk taking. Further, the Compensation Committee believes that our mixture of award types provides an appropriate balance between stock options and full-value shares, and between rewarding increases in absolute stock price and relative performance versus our peers.

Annual LTI award values are intended to be consistent with those provided by our peer companies for comparable executive positions. Grant values for each individual are based on a specified percentage of base salary assuming the maximum number of PSUs is earned. This LTI award percentage is reviewed on an individual basis and can be adjusted based on individual performance and expected future contributions. The individual award opportunities under the LTI program for our Named Executive Officers for 2016 as a percentage of his or her base salary were as follows:

LTI Grant Value as % of Base Salary Assuming Maximum PSU Achievement (1)
Thomas J. Hook(2)	430%
Michael Dinkins(3)	230%
Jeremy Friedman(4)	N/A
Declan Smyth	190%
Kristin Trecker	175%
Mauricio Arellano(5)	260%

(1)	Represents grant value as percentage of each executive’s base salary assuming maximum number of PSUs earned for TSR performance at or above the 75th percentile of the peer group.
(2)	Mr. Hook served as President and Chief Executive Officer until March 25, 2017.
(3)	Mr. Dinkins retired as Executive Vice President & Chief Financial Officer on March 3, 2017.
(4)	Under the terms of his offer letter entered into with the Company in January 2016, Mr. Friedman was not eligible to participate in our LTI program for 2016.
(5)	Mr. Arellano served as Executive Vice President for Global Operations until September 2, 2016.

2016 Annual LTI Grants

In January 2016, the Named Executive Officers received LTI grants as described above that were split 25% in stock options and 75% in relative TSR PSUs, with the actual number of shares granted for each Named Executive Officer determined as shown below. The relative TSR PSUs will vest based on the Company’s relative TSR rank versus its peer group over the period January 1, 2016 through December 31, 2018.

							Stock Options		Relative TSR PSUs
Name	2016 Base Salary	x	2016 LTI Grant Value as Percent of Base Salary Assuming Maximum PSU Achievement	=	2016 LTI Grant Value Assuming Maximum PSU Achievement		2016 Option Grant Value (25%)	Options Granted(1)	2016 PSU Grant Value Assuming Maximum Achievement (75%)	PSUs Granted Assuming Maximum Achievement(2)
Thomas J. Hook	$800,000		430%		$3,440,000		$860,000	65,215	$2,580,000	49,691
Michael Dinkins	$415,000		230%		$954,500		$238,625	18,095	$715,875	13,788
Jeremy Friedman	$476,000		N/A		N/A	(3)	N/A		N/A
Declan Smyth	$340,000		190%		$646,000		$161,500	12,246	$484,500	9,331
Kristin Trecker	$315,000		175%		$551,250		$137,813	10,450	$413,438	7,962
Mauricio Arellano	$375,000		260%		$975,000		$243,750	18,484	$731,250	14,084

(1)	Number of options granted determined by dividing the option grant value by the grant date Black-Scholes value of each option ($13.19). See Note 11 of the Notes to the Consolidated Financial Statements contained in Item 8 of our 2016 Form 10-K for further explanation of the assumptions and methodology for determining the fair value of stock options granted.
(2)	Number of PSUs at maximum achievement determined by dividing the PSU grant value by the closing share price on January 4, 2016, the date of grant ($51.92).
(3)	Under the terms of his offer letter entered into with the Company in January 2016, Mr. Friedman was not eligible to participate in the LTI program for 2016.

Achievement of PSUs Granted in 2014

In January 2014, several of the Named Executive Officers were granted relative TSR PSUs with a performance period of January 1, 2014 through December 31, 2016. The PSUs were eligible to vest based on the Company’s relative TSR ranking versus the peer group in place at the time of grant, according to the same payout schedule as used for the 2016 PSUs described above. The 2014 LTI program matured on December 30, 2016, and the Compensation Committee confirmed that the Company’s TSR of negative 23% was below the 25th percentile TSR of our peer group of negative 2.97%. Consequently, none of the 2014 PSU vested and the entire award was forfeited. The chart below shows the number of PSUs that were granted in 2014 to each Named Executive Officer.

Name	2014 Maximum Potential PSUs	x	2014 PSUs Earned as % of Maximum Shares	=	2014 PSUs Earned for 2014 – 2016 Performance
Thomas J. Hook	51,564		0%		—
Michael Dinkins	16,307		0%		—
Jeremy Friedman	N/A		N/A		N/A
Declan Smyth	N/A		N/A		N/A
Kristin Trecker	N/A		N/A		N/A
Mauricio Arellano	14,620		0%		—

In addition to the annual LTI Program, our executive officers may receive additional equity-based compensation at the date of hire, upon promotion, for special recognition or upon a significant change in responsibility. These awards are used as a recruiting and retention tool. These grants are typically made in the form of restricted stock units. In 2016, Mr. Smyth received an award in connection with his acceptance of his position as President, Advanced Surgical & Orthopedics having an aggregate value of $390,000 and consisting of restricted stock and restricted stock units. Also in 2016, Mr. Friedman received an equity grant of 50,000 stock options, having an aggregate value of $301,500, in connection with his appointment as Chief Operating Officer.

Our LTI plans and awards are designed and administered by the Compensation Committee in collaboration with management and subject to general oversight by the Board. Annual LTI awards are approved in December, and are effective on the first day of the new fiscal year. The Compensation Committee and Board typically meets at least five times per year based upon a schedule determined several months in advance, which provides a safeguard against awards being granted in proximity to earnings announcements or the release of material non-public information. All stock options are issued with strike prices that are equal to the value of our closing price for our common stock on the grant date.

Other Features of our Executive Compensation Program

Compensation Recoupment Policy

The Company has adopted a compensation recoupment, or “clawback,” policy intended to be consistent with the requirements of the Dodd-Frank Act. This policy provides that, in the event we are required to restate our financial statements as a result of “material noncompliance” with financial reporting requirements under the securities laws, we will recover from our current and former executive officers any incentive-based compensation (including equity awards) that is (i) based on erroneous data, (ii) received during the three-year period preceding the date on which the Company becomes required to prepare an accounting restatement, and (iii) in excess of what would have been paid if calculated under the restatement.

Stock Ownership Guidelines

In order to align the interests of our executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance, we maintain stock ownership guidelines under which our executive officers are required to hold a meaningful dollar value of common stock of the Company for the duration of their employment.

For purposes of measuring compliance with these guidelines, shares of common stock owned directly or indirectly by the executive officer or his or her immediate family members, as well as unvested time-based restricted stock and restricted stock units issued under our LTI programs are considered shares “owned.” Shares underlying unexercised stock options and unvested performance-based awards do not count toward satisfying the guidelines. The Compensation Committee reviews stock ownership levels of our executive officers on an annual basis with the expectation of seeing meaningful progress toward the achievement of the guideline.

The following table provides the status of our Named Executive Officers, as of April 7, 2017, toward meeting the ownership guidelines, which are calculated as a multiple of base salary:

Name	Multiple of Base Salary	% of Ownership Guideline Achieved
Thomas J. Hook(1)	N/A	N/A
Michael Dinkins(2)	N/A	N/A
Jeremy Friedman(3)	2.5x	Achieved
Declan Smyth(3)	2.5x	50%
Kristin Trecker(3)	2.5x	33%
Mauricio Arellano (4)	N/A	N/A

(1)	Mr. Hook served as President and Chief Executive Officer until March 25, 2017.
(2)	Mr. Dinkins retired as Executive Vice President & Chief Financial Officer on March 3, 2017.
(3)	Mr. Friedman and Mr. Smyth joined the Company on October 27, 2015, and Ms. Trecker join the Company on November 2, 2015.
(4)	Mr. Arellano served as Executive Vice President for Global Operations until September 2, 2016.

The ownership guidelines also contain a holding period requirement for equity awards. Our executive officers are required to hold vested stock options, vested shares of restricted stock and shares issued on vesting of restricted stock units, net of shares sold or surrendered to pay applicable taxes, for one year following the vesting date.

Pledging and Hedging Policy

The Company considers it improper and inappropriate for any director, executive officer or associate to engage in short-term or speculative transactions involving our common stock. We therefore prohibit directors, executive officers and other associates from engaging in pledging, short sales or other short-position transactions in Company securities. We also strongly discourage directors, executive officers and other associates from engaging in certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that allow a person to continue to own the covered securities, but without the full risks and rewards of ownership. Any director or executive officer wishing to enter into such a hedging arrangement must first pre-clear the proposed transaction with the Company’s Chief Financial Officer or General Counsel.

Perquisites

In addition to the elements of compensation discussed above, we also provide senior level executives (including the Named Executive Officers) with various other benefits as follows:

•	Education Reimbursement

•	Executive Life Insurance

•	Long-Term Disability Insurance

•	Executive Financial Planning

•	Executive Physicals

•	Executive Relocation

We provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain high caliber executives. These benefits also reduce the amount of time and attention that our executive officers must spend on personal matters and allow them to dedicate more time to the Company. We believe that these benefits are reasonable in nature, are not excessive and are in the best interest of the Company and its stockholders.

Other Benefits. Our executive officers also participate in other benefit plans that we fully or partially subsidize. Their participation is on the same terms as other associates of the Company. Some of these benefits include medical, dental and vision insurance, wellness incentives and paid time off.

Retirement Benefits

All of our U.S. based associates, including our Named Executive Officers, are eligible to participate in a defined contribution Company 401(k) Plan. The Company 401(k) Plan provides for the deferral of associate compensation up to the maximum IRC limit and a discretionary Company match. In 2016, this match for the Company 401(k) Plan was $0.35 per dollar of participant deferral, up to 6% of the base salary for each participant, or $0.50 per dollar, up to 6% of the base salary, for each participant in the Lake Region Medical 401(k) Plan. In January 2017, the Lake Region Medical 401(k) Plan was merged into the Company 401(k) Plan, and for 2017 the match will be $0.50 per dollar of participant deferral, up to 6% of the base salary, for each participant.

In addition to the discretionary Company match described above, U.S. based associates covered by the Company plan in 2016 were eligible to receive an additional contribution to the Company 401(k) Plan under our STI program of up to 4% of their base salary if certain performance metrics are achieved, as described in the Annual Performance-Based Cash Incentives section above. As the Company did not meet its performance measurements for the 2016 STI program, no additional contributions were made to the Company 401(k) Plan for any participant.

Change in Control Agreements and Severance Benefits

We maintain change in control agreements for a very limited number of key executives, including our Named Executive Officers, in order to retain our leadership in the event of a change in control and also to provide these executives with appropriate financial security in case of a loss of employment. These agreements only provide benefits to participants if there is both a change in control of the Company and a qualifying termination of employment. We believe that it is in the best interest of our Company and stockholders to have the dedication of our executive officers, without the distraction of personal uncertainties that can result upon a change in control. We believe these agreements allow for a smooth transition in the event of a change in control without providing “windfall” benefits. We also believe that these benefits are competitive with those of comparable companies, including our peer group.

Our LTI awards provide for specified vesting terms upon qualifying terminations of employment, and the offer letters for Messrs. Dinkins and Friedman each provide for potential severance payments and benefits, also in the event of certain qualifying terminations of employment. For more information on these benefits, as well as those provided under our change in control agreements, see the “Potential Payments Upon Termination of Employment or Change in Control” section of this proxy statement.

Employment Agreement

In general, we do not offer employment agreements to our associates, and none of our Named Executive Officers, other than Mr. Hook, our former President and Chief Executive Officer, was covered by an employment agreement. On August 5, 2016, the Company entered into a new employment agreement with Mr. Hook. In addition to the perquisites discussed in this section, the agreement included the following terms:

•	In the event of death or permanent disability: (i) a lump sum payment of one year annual base salary; (ii) benefits (only health insurance in the event of death) will continue for one year, except with respect to health and welfare benefits, the Company will pay a lump sum payment in an amount equal to the Company’s contributions for 12 months; and (iii) immediate vesting of all non-vested time-based equity awards and the continuation of all performance awards, subject to achievement of the performance metrics;

•	In the event of termination without cause or with good reason, each as defined in the employment agreement: (i) a lump sum payment of one year annual base salary; (ii) a lump sum severance payment equal to 100% of annual base salary; and (iii) immediate vesting of all time-based equity awards and the continuation of a pro-rated number of performance awards, subject to achievement of the performance metrics;

•	Right to exercise vested options upon termination for twelve months; and

•	Mr. Hook is subject to a post-employment non-compete covenant for 24 months from the date of last payment under the employment agreement, except in connection with a termination without cause.

In connection with stepping down as the Company’s President and Chief Executive Officer, on March 25, 2017, Mr. Hook and the Company entered into an Executive Departure Agreement under which Mr. Hook will continue to receive his existing salary and benefits through the Annual Meeting and thereafter be entitled to a cash severance payment and other benefits set forth in Section 6.2 of his employment agreement.

Tax and Accounting Implications

Under IRC §162(m), a limitation is placed on the tax deductibility of compensation to certain named executive officers (other than the chief financial officer) of a publicly-held corporation that exceeds $1,000,000 in any taxable year, unless the compensation meets certain requirements. Performance-based compensation is exempt from the deduction limit, however, if certain requirements are met. Historically, our deductions for executive compensation have not been materially impacted by IRC §162(m).

The Compensation Committee seeks to structure compensation to take advantage of this exemption under IRC §162(m) to the extent practicable, while satisfying the Company’s compensation policies and objectives. Because the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards or requirements of IRC §162(m) when necessary to enable the Company to continue to attract, retain, and motivate highly-qualified executives, it reserves the authority to approve non-deductible compensation in appropriate circumstances.

Compensation and Organization Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, or CD&A, with management and based upon this review and discussion recommended to the Board that the CD&A be included in this proxy statement for filing with the SEC.

Respectively submitted,

Peter H. Soderberg (Chair)
Pamela G. Bailey William B. Summers, Jr.

Compensation Risk Analysis

The preceding CD&A generally describes our compensation policies, plans and practices that are applicable for executives and senior executives of the Company. The Company uses a combination of fixed and variable and short and long-term compensation programs with a significant focus on corporate and business financial performance as generally described in this proxy statement. The Company does not believe that risks arising from its compensation policies, plans or practices are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

2016 Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for fiscal years 2016, 2015 and 2014.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Comp.(5)	All Other Comp.(9)	Total
Thomas J. Hook(6)	2016	$800,000	$—	$1,569,739	$860,186	$—	$192,522	$3,422,447
President &	2015	719,192	—	1,526,632	752,490	—	140,486	3,138,800
Chief Executive Officer	2014	700,000	—	1,612,922	752,492	505,604	138,943	3,709,961
Michael Dinkins(7)	2016	415,000	—	435,563	238,673	—	34,946	1,124,182
Executive Vice President &	2015	383,657	—	494,853	243,919	—	38,388	1,160,817
Chief Financial Officer	2014	375,661	—	510,083	237,965	221,429	28,289	1,373,427
Jeremy Friedman	2016	491,417	1,592,000	—	301,500	—	55,625	2,440,542
Chief Operations Officer
Declan Smyth	2016	338,375	130,000	684,724	161,525	—	10,522	1,325,146
President, Advanced Surgical and Orthopedics
Kristin Trecker	2016	315,000	—	251,520	137,835	—	170,731	875,086
Executive Vice President &
Chief Human Resources Officer
Mauricio Arellano(8)	2016	259,615	—	444,914	243,804	—	131,948	1,080,281
Executive Vice President,	2015	350,375	—	447,119	220,402	—	27,007	1,044,903
Global Operations	2014	336,583	—	457,314	213,360	197,512	23,755	1,228,524

(1)	Amounts represent the dollar value of base salary earned during fiscal years 2016, 2015 and 2014.
(2)	Amount represent a sign-on bonus for Mr. Friedman and Mr. Smyth and a separate bonus paid to Mr. Friedman in the amount of $357,000 for 2016 pursuant to the terms of his employment offer with the Company.
(3)	Amounts represent the aggregate grant date fair value of stock awards granted. The valuation of restricted stock and restricted stock units are based on the assumptions and methodology set forth in notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 28, 2017.
(4)	Amounts represent the aggregate grant date fair value of stock options granted. The valuation of stock options is based on the assumptions and methodology set forth in notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 28, 2017.
(5)	Amounts represent cash awards earned under the Company’s STI program. See “Annual Performance-Based Cash Incentives” section of the CD&A for a discussion of this program.
(6)	Mr. Hook served as President and Chief Executive Officer until March 25, 2017.
(7)	Mr. Dinkins retired as Executive Vice President & Chief Financial Officer on March 3, 2017.
(8)	Mr. Arellano served as Executive Vice President for Global Operations until September 2, 2016.

(9)	Items included in All Other Compensation were as follows:

	Year	401(k) Contribution	Term Life Insurance Premiums	Long-Term Disability Insurance Premiums	Tax Gross-Up	Perquisites	Excess Vacation	Other	Total
Thomas J. Hook	2016	$5,250	$39,153	$20,239	$42,920	$83,760	$—	$1,200	$192,522
	2015	5,250	14,127	5,716	21,217	75,044	18,007	1,125	140,486
	2014	13,725	16,300	12,574	20,866	74,428	—	1,050	138,943
Michael Dinkins	2016	4,795	8,757	5,345	10,191	5,258	—	600	34,946
	2015	5,250	8,500	9,755	13,192	—	1,141	550	38,388
	2014	13,726	4,468	6,039	3,956	—	—	100	28,289
Jeremy Friedman	2016	7,950	13,195	6,154	17,193	11,133	—	—	55,625
Declan Smyth	2016	7,950	1,737	—	835	—	—	—	10,522
Kristin Trecker	2016	4,410	3,518	—	1,324	160,029	—	1,450	170,731
Mauricio Arellano	2016	5,040	4,219	3,468	5,555	91,634	21,382	650	131,948
	2015	3,780	4,890	8,593	9,744	—	—	—	27,007
	2014	12,151	1,740	4,996	4,868	—	—	—	23,755

Perquisites for the Named Executive Officers are included in “All Other Compensation” if the aggregate value is equal to or greater than $10,000. The perquisites included are set forth in the table below. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to the respective executive, except to the extent of the dollar values described below:

	Year	Executive Physical	Dependent Education Reimbursement(1)	Relocation	Service Awards/ Gifts	Personal Travel	Tax Preparation / Planning
Thomas J. Hook	2016	X	$80,000
	2015	X	70,951
	2014	X	70,000			X
Kristin Trecker	2016	X		154,335
Mauricio Arellano	2016	X	85,930				X
	2015						X
	2014	X				X	X

(1)	Includes reimbursement for tuition, textbooks and laboratory fees for the Named Executive Officer and their dependents.

2016 Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards to each of the Named Executive Officers during fiscal year 2016. The 2016 stock-based awards for the Named Executive Officers were approved on December 14, 2015 and had a grant date of January 4, 2016. All stock-based awards in 2016 were granted either from our 2009 Stock Incentive Plan, our 2011 Stock Incentive Plan or our 2016 Stock Incentive Plan. Under these plans, all stock options expire 10 years from the date of grant. Based upon our stock incentive plans and change in control agreements in place with our Named Executive Officers, acceleration of vesting occurs for all time-based awards and a partial vesting for all performance-based awards upon death, disability, retirement or a change of control. Prior to vesting, associates who receive a grant of restricted stock are eligible to participate in the rights or privileges of a stockholder of the Company with respect to those shares, including the right to receive dividends and vote.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
					(#)	(#)	(#)	(#)	(#)	($/Sh)
Thomas J. Hook		$400,000	$800,000	$1,560,000	—	—	—	—	—	$—	$—
	01/04/16	—	—	—	2,650	24,845	49,691	—	65,215	48.43	2,429,925
Michael Dinkins		155,625	311,250	606,938	—	—	—	—	—	—	—
	01/04/16	—	—	—	731	6,894	13,788	—	18,095	48.43	674,236
Jeremy Friedman		178,500	357,000	696,150	—	—	—	—	—	—	—
	10/17/16	—	—	—	—	—	—	—	50,000	19.54	301,500
Declan Smyth		127,500	255,000	497,250	—	—	—	—	—	—	—
	01/04/16	—	—	—	495	4,665	9,331	—	12,246	48.43	456,291
	01/08/16	—	—	—	—	—	—	7,725	—	—	389,958
Kristin Trecker		118,125	236,250	460,688	—	—	—	—	—	—	—
	01/04/16	—	—	—	422	3,981	7,962	—	10,450	48.43	389,355
Mauricio Arellano		140,625	281,250	548,438	—	—	—	—	—	—	—
	01/06/16	—	—	—	746	7,042	14,084	—	18,484	48.43	688,718

(1)	Amounts represent potential 2016 cash awards under our STI Plan. Awards range from 50% to 195% of the target amount depending on the actual performance metric that is achieved. Award would be $0 if the threshold amount is not achieved–see “Annual Performance-Based Cash Incentives” section of the CD&A for discussion of this STI program. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, reflecting that no amounts were earned in 2016.
(2)	Amounts represent 2016 performance-based restricted stock units that were awarded under our LTI program. The 2016 LTI Program awards will vest on December 28, 2018 depending on the actual performance metric that is achieved. Award would be 0 shares if the threshold amount is not achieved. See the “Long-Term Incentives” section of the CD&A for discussion of this program.
(3)	The 2016 grants represent non-qualified stock option awards that were granted under our LTI program and vest in three equal installments on the last day of each fiscal year for three years following the date of grant. See the “Long-Term Incentives” section of the CD&A for discussion of this LTI program.
(4)	The valuation of stock options and restricted stock units are based on the assumptions and methodology set forth in notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 28, 2017.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table summarizes the stock option, restricted stock and restricted stock unit awards outstanding for each of the Named Executive Officers as of December 30, 2016.

		Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
		(#)(1)	(#)(1)	(#)(2)				(#)(3)		(#)(5)
Thomas J.	03/06/07	31,481	—	—	$25.50	03/05/17	01/05/15	—	—	46,374	$1,365,714
Hook	03/04/08	43,417	—	—	20.14	03/04/18	01/04/16	—	—	49,691	1,463,400
	10/13/08	26,449	—	—	21.88	10/12/18	—	—	—	—	—
	01/05/09	33,874	—	—	26.53	01/04/19	—	—	—	—	—
	05/15/09	17,548	—	—	26.53	05/14/19	—	—	—	—	—
	03/10/10	34,337	—	—	20.84	03/09/20	—	—	—	—	—
	04/11/10	50,000	—	—	21.37	04/10/20	—	—	—	—	—
	01/01/11	62,658	—	—	24.15	12/31/20	—	—	—	—	—
	01/02/12	72,253	—	—	22.10	01/01/22	—	—	—	—	—
	12/31/12	72,860	—	—	23.24	12/30/22	—	—	—	—	—
	01/06/14	46,149	—	—	43.78	01/05/24	—	—	—	—	—
	01/05/15	41,085	20,544	—	48.68	01/04/25	—	—	—	—	—
	01/04/16	21,738	43,477	—	48.43	01/03/26	—	—	—	—	—
Michael	11/07/08	9,293	—	—	$25.07	11/06/18	01/05/15	—	—	15,032	$442,692
Dinkins	11/07/08	1,041	—	—	25.07	11/06/18	01/04/16	—	—	13,788	406,057
	01/05/09	5,767	—	—	26.53	01/04/19	—	—	—	—	—
	01/04/10	7,446	—	—	19.55	01/03/20	—	—	—	—	—
	01/01/11	6,217	—	—	24.15	12/31/20	—	—	—	—	—
	01/02/12	3,615	—	—	22.10	01/01/22	—	—	—	—	—
	05/07/12	27,985	—	—	22.79	05/03/22	—	—	—	—	—
	12/31/12	28,820	—	—	23.24	12/30/22	—	—	—	—	—
	01/06/14	14,594	—	—	43.78	01/05/24	—	—	—	—	—
	01/05/15	13,317	6,660	—	48.68	01/04/25	—	—	—	—	—
	01/04/16	6,031	12,064	—	48.43	01/03/26	—	—	—	—	—
Jeremy	10/27/15	17,752	—	—	$11.58	10/26/25	—	—	—	—	—
Friedman	10/27/15	7,070	—	—	11.58	10/26/25	—	—	—	—	—
	10/18/16	—	50,000	—	19.54	10/17/26	—	—	—	—	—
Declan	10/27/15	9,815	—	—	$11.58	10/26/25	01/04/16	—	$—	9,331	$274,798
Smyth	10/27/15	3,704	—	—	11.58	10/26/25	01/08/16	3,434	101,131	—	$—
	01/04/16	4,081	8,165	—	48.43	01/03/26	—	—	—	—	—
Kristin	01/04/16	3,483	6,967	—	$48.43	01/03/26	12/14/15	—	$—	711	$20,939
Trecker	—	—	—	—	—	—	01/04/16	—	—	7,962	234,481

(1)	Time-based stock option awards become exercisable as follows:

Option Grant Date	Vesting Schedule
01/02/12, 12/31/12, 01/06/14, 01/05/15, 01/04/16	See LTI program discussion within the “Long-Term Incentives” section of the CD&A. Stock options become exercisable 33 1/3% on the last day of each fiscal year for three years following the date of grant, including the year of grant.
10/27/15	Stock options were issued in connection with the acquisition of Lake Region Medical Holdings, Inc. They represent replacement stock options attributable to pre-acquisition service and were exercisable immediately upon grant.
10/18/16	Stock options become exercisable 33 1/3% on the last day of each fiscal year for three years following the date of grant, beginning with fiscal year 2017.

(2)	There are currently no performance-based stock option awards outstanding that are unearned.

(3)	Stock awards vest as follows:

Unit Award Grant Date	Vesting Schedule
01/08/16	Restricted stock unit award vests 33 1/3% on the last day of each fiscal year for three years following the date of grant, including the year of grant.

(4)	Market value of shares of stock that have not vested is calculated as the product of the closing price of our stock on December 30, 2016 of $29.45 and the number of unvested restricted stock units.
(5)	Performance-based awards are reported at maximum. See LTI Program discussion within the “Long-Term Incentives” section of the CD&A. Stock awards vest as follows:

Unit Award Grant Date	Vesting Schedule
01/06/14	Restricted stock unit award vests on December 30, 2016 if TSR performance goals are met.
01/05/15	Restricted stock unit award vests on December 29, 2017 if TSR performance goals are met.
01/04/16	Restricted stock unit award vests on December 28, 2018 if TSR performance goals are met.

2016 Stock Option Exercises and Stock Vested

The following table summarizes the number of stock option awards exercised and the number of stock awards vesting during 2016 for the Named Executive Officers, including the value realized.

	Stock Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)
Thomas J. Hook	2,221	$4,095	77,662	$3,219,090
Michael Dinkins	—	—	30,720	1,273,344
Declan Smyth	—	—	3,432	94,081
Kristin Trecker	—	—	355	10,739
Mauricio Arellano	25,896	154,079	27,542	1,141,616

(1)	Based upon the closing price of the Common Stock on the NYSE on the date the stock awards vested.

Equity Compensation Plan Information

The following table provides information regarding the Company’s equity compensation plans as of December 30, 2016:

Plan Category (As of December 30, 2016)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	( a )(1)	( b )	( c )(2)
Equity compensation plans approved by security holders	2,135,952	$28.26	1,503,276
Equity compensation plans not approved by security holders	—	—	—
Total	2,135,952	$28.26	1,503,276

(1)	Consists of shares of common stock underlying stock options issued under the Non-Employee Director Stock Incentive Plan, the 2005 Stock Incentive Plan, the 2009 Stock Incentive Plan, the 2011 Stock Incentive Plan, and the 2016 Stock Incentive Plan. Also includes 395,980 shares of common stock underlying restricted stock and restricted stock units that were granted under the 2005 Stock Incentive Plan, the 2009 Stock Incentive Plan, the 2011 Stock Incentive Plan and the 2016 Stock Incentive Plan at a weighted average grant date fair value of $33.23 per share, which are not included in the exercise price reported in column b.
(2)	As of December 30, 2016, 1,503,276 shares were available under the 2009 Stock Incentive Plan, the 2011 Stock Incentive Plan, and the 2016 Stock Incentive Plan for future grants of stock options, stock appreciation rights, restricted stock, restricted stock units or stock bonuses. Due to plan sub-limits, of the shares available for grant, only 1,447,627 shares were available for issuance in the form of restricted stock, restricted stock units or stock bonuses.

Potential Payments Upon Termination of Employment or Change in Control

We do not offer our Named Executive Officers pension or nonqualified deferred compensation benefits. Upon the death or disability of an associate, all outstanding stock option awards immediately vest and all outstanding performance-based restricted stock units immediately vest at the target level applicable to such performance-based awards. All vested stock options expire at various times following the event, no later than one year, based upon the terms of the plan from which they were awarded. In the event that an associate’s employment is terminated by the Company without cause, a pro-rata portion of such associate’s PSUs that were awarded more than one year before the date of termination will remain outstanding. These PSUs will continue to be eligible for vesting based on the Company’s attainment of the performance goals applicable to such awards. All unvested time-based awards are forfeited.

The following table presents the benefits that would have been received by Mr. Hook under his employment agreement in the event of a hypothetical termination as of December 30, 2016. Mr. Hook stepped down as our President and Chief Executive Officer on March 25, 2017.

	Salary	Severance	Acceleration of Stock-Based Awards(1)	Continuance of Benefits(2)	Total
Permanent Disability	$800,000	$—	$1,418,548	$145,287	$2,363,835
Death	800,000	—	1,418,548	15,818	2,234,366
Termination Without Cause	800,000	800,000	—	—	1,600,000
Termination With Good Reason	800,000	800,000	—	—	1,600,000
Termination for Cause	—	—	—	—	—
Termination Without Good Reason	—	—	—	—	—
Retirement	—	—	—	—	—

(1)	Based upon our closing stock price of $29.45 on December 30, 2016 (the last trading day of our 2016 fiscal year). Termination due to Death or Disability includes the 2015 and 2016 LTI performance awards at target performance as well as the full value of his time-based awards. Termination without Cause and Termination with Good Reason calculations include the pro rata acceleration of the 2015 and 2016 LTI performance awards based on actual performance as of the assumed termination date (0% of target) as well as the full value of his time-based awards.
(2)	Termination due to Disability includes the continuation of all benefits described in the Perquisites section above. Termination due to death includes the continuation of health insurance benefits only.

The following table presents the benefits that would be received by Mr. Friedman under his employment offer letter in the event of a hypothetical termination as of December 30, 2016:

	Salary	Severance	Acceleration of Stock-Based Awards(1)	Continuance of Benefits(2)	Total
Permanent Disability	$—	$—	$495,500	$—	$495,500
Death	—	—	495,500	—	495,500
Termination Without Cause	825,000	—	—	23,716	848,716
Termination With Good Reason	825,000	—	—	23,716	848,716
Termination for Cause	—	—	—	—	—
Termination Without Good Reason	—	—	—	23,716	23,716
Retirement	—	—	495,500	—	495,500

(1)	Based upon our closing stock price of $29.45 on December 30, 2016 (the last trading day of our 2016 fiscal year). Termination due to Death or Disability includes the full value of his time-based awards. Termination without Cause and Termination with Good Reason calculations includes the full value of his time-based awards.
(2)	Termination without Cause, Termination with Good Reason and Termination without Good Reason includes the continuation of health insurance benefits for eighteen months.

The following table presents the value of the acceleration of outstanding equity awards pursuant to the terms of our 2005 Stock Incentive Plan, 2009 Stock Incentive Plan, 2011 Stock Incentive Plan and 2016 Stock Incentive Plan that would be received by our Named Executive Officers, other than Mr. Hook and Mr. Friedman, in the event of a hypothetical termination as of December 30, 2016:

	Michael Dinkins(1,2)	Declan Smyth(2)	Kristin Trecker(2)
Permanent Disability	$424,375	$238,545	$127,725
Death	424,375	238,545	127,725
Termination Without Cause	—	101,131	—
Termination With Good Reason	—	101,131	—
Termination for Cause	—	—	—
Termination Without Good Reason	—	—	—
Retirement	—	—	—

(1)	Mr. Dinkins retired as Executive Vice President & Chief Financial Officer on March 3, 2017.
(2)	Based upon our closing stock price of $29.45 on December 30, 2016 (the last trading day of our 2016 fiscal year). For termination due to Death or Disability, calculations include the 2015 and 2016 LTI performance awards at target performance as the full value of the time-based awards. Termination without Cause and Termination with Good Reason calculations include the pro rata acceleration of the 2015 and 2016 LTI performance awards based on actual performance as of the assumed termination date (0%).

All associates, including the Named Executive Officers, who are at least 59 1⁄2 years of age with a combination of age and length of service equal to at least 69 1⁄2 years are eligible to receive the following benefits under our stock incentive plans on retirement:

•	accelerated vesting of all outstanding time-based stock incentive awards;

•	pro-rata continuation of all outstanding performance-based stock incentive awards, subject to the actual performance metrics achieved; and

•	extension of the time eligible to exercise outstanding stock options

None of the Named Executive Officers, other than Mr. Dinkins and Mr. Friedman, would have been eligible for the accelerated vesting of equity upon a retirement as of December 30, 2016.

As discussed under “Other Features of our Executive Compensation Program” our change in control agreements provide for continued employment with the same base salary, annual cash incentive and benefits for two years following a change in control. Our change in control agreements only provide benefits if there is both a change in control of the Company and qualifying termination of employment. If the executive is terminated after the change in control, other than for death, disability or cause, or the executive terminates employment for good reason, then the executive will be entitled to certain payments and benefits. The most significant components of those benefits are as follows:

•	two times annual base salary;

•	two times the greater of (i) average cash bonus for the three year period prior to the date of termination or (ii) current year annual cash incentive award at the target level;

•	two times the Company’s total contributions to the Company 401(k) Plan or any other similar plans in effect at the time, for the year preceding the termination;

•	$25,000 for outplacement services;

•	24 months coverage under the Company’s medical and other benefit plans (i.e. education assistance, financial planning);

•	immediate vesting of all time-based equity awards and vesting of performance-based awards based on actual performance through the change in control, except as otherwise provided in the applicable award agreement; and

•	reimbursement of relocation expenses following the change in control if the Company had relocated the associate at the Company’s request within twelve months prior to the change in control and the associate returns to the original place of his or her residence.

Our change in control agreements entered into prior to 2011 provide that the Company will make the executive whole for any golden parachute excise tax imposed on a change in control payment, unless the payments are less than 110% of the safe harbor amount. An executive is not entitled to this gross-up if the present value of payments does not exceed 110% of the safe harbor threshold. Instead, the payment due to the executive would be reduced to the safe harbor threshold. This form of change in control agreement was applicable to Mr. Hook prior to stepping down as President and Chief Executive Officer on March 25, 2017.

During 2011, the Compensation Committee amended the form of change in control agreement, which is provided to prospective executives joining the Company after 2011, to eliminate the gross-up provision and replace it with a best after-tax provision (i.e., the executive’s payment will be scaled back to the golden parachute safe harbor if the executive is better off on an after-tax basis) and to include a 24 month post-employment non-compete covenant. This new form of change in control agreement is applicable to Mr. Friedman, Mr. Smyth and Ms. Trecker and was applicable to Mr. Dinkins prior to his retirement on March 3, 2017.

In the event of a change in control, as defined in the applicable award plan or agreement, unless determined otherwise by the Compensation Committee, all unvested stock option awards granted will immediately vest, but only the portion of unvested performance-based restricted stock units that would have vested under the original plan design will immediately vest. While our plans provide for single trigger vesting, our Change in Control agreements with our Named Executive Officers require both a Change in Control and termination of employment for our Named Executive Officers to receive the cash payments and other benefits provided under those agreements.

Based upon the hypothetical termination date of December 30, 2016, the change in control termination benefits for our Named Executive Officers would be as follows:

	Salary & Bonus	Acceleration of Stock-Based Awards(3,4)	Continuance of Benefits	Outplacement Services	Total(4)
Thomas J. Hook(1)	$3,200,000	$—	$290,573	$25,000	$3,515,573
Michael Dinkins(2)	$1,452,500	$—	$42,902	$25,000	1,520,402
Jeremy Friedman	$1,312,500	$495,500	$57,522	$25,000	1,890,522
Declan Smyth	$990,000	$101,131	$71,800	$25,000	1,187,931
Kristin Trecker	$1,102,500	$—	$42,132	$25,000	1,169,632

(1)	Mr. Hook served as President and Chief Executive Officer until March 25, 2017.
(2)	Mr. Dinkins retired as Executive Vice President & Chief Financial Officer on March 3, 2017.
(3)	Based upon our closing stock price of $29.45 per share as of December 30, 2016 (the last day of our 2016 fiscal year).
(4)	The calculations assume all performance based awards vest on the last day of the performance period based on actual performance as of the hypothetical Change in Control date (0% of target for the 2014, 2015, and 2016 awards).

The calculations above do not take into consideration the value of the non-compete and non-solicitation provisions which are valuable to the Company.

CORPORATE GOVERNANCE AND BOARD MATTERS

The business of the Company is managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that reflect the Company’s commitment to good corporate governance. The full text of the Guidelines can be accessed under the Investor Relations drop-down menu of the Company’s website at www.integer.net under “Governance.”

The Company has historically provided all of its new associates with a copy of an associate handbook that has included a summary of the Company’s Code of Conduct. In addition, the Company has required new associates to certify that they are responsible for reading and familiarizing themselves with the Code of Conduct, and adhering to such policies and procedures.

The Company’s Code of Conduct applies to its directors, officers, associates and consultants. The Code of Conduct requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of the Company. In addition, the Code of Conduct encourages individuals to report any illegal or unethical behavior that they observe. The Code of Conduct is a guide to help ensure that all such individuals live up to the highest ethical standards.

The Company also maintains a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller and all other senior financial officers designated by the Chief Financial Officer from time to time. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate financial reporting and compliance with laws, as well as other matters.

Our Code of Conduct and the Code of Ethics for CEO and Senior Financial Officers can be accessed under the Investor Relations drop-down menu of the Company’s website at www.integer.net. The Company intends to post on its website any amendment to or waiver from any provision in the Code of Conduct or the Code of Ethics for CEO and Senior Financial Officers that requires disclosure under applicable SEC rules.

Copies of the Guidelines and the Code of Conduct and the Code of Ethics for CEO and Senior Financial Officers also may be obtained without charge by written request made to the Corporate Secretary, Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, New York 14031.

Leadership Structure of the Board

The positions of Chairman of the Board and Chief Executive Officer have been separate since August 2006. The Board believes this structure continues to be in the best interests of the Company and its stockholders. The Chairman organizes Board activities to enable the Board to effectively provide guidance to and have oversight of and accountability for management. To fulfill that role, the Chairman, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:

•	Presiding over all meetings of the Board and stockholders, including regular executive sessions of non-management directors of the Board;

•	Establishing the annual agenda of the Board and agendas of each meeting in consultation with the Chief Executive Officer;

•	Advising committee chairs, in consultation with the Chief Executive Officer, on meeting schedules, agendas and information needs for the Board committees;

•	Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;

•	Coordinating periodic review of management’s strategic plan and enterprise risk management program for the Company;

•	Leading the Board review of the succession plan for the Chief Executive Officer and other key members of senior management;

•	Coordinating the annual performance review of the Chief Executive Officer and other key senior managers;

•	Consulting with committee chairs about the retention of advisors and experts;

•	Acting as the principal liaison between the independent directors and the Chief Executive Officer on sensitive issues;

•	Working with the Corporate Governance and Nominating Committee to develop and maintain the agreed-upon definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;

•	Working with management on effective communication with stockholders;

•	Encouraging active participation by each member of the Board; and

•	Performing such other duties and services as the Board may require.

Board Independence

With respect to the directors who served on our Board during 2016, the Board has determined that each of those directors, other than Mr. Dziedzic, who is serving as the Interim President and Chief Executive Officer of the Company, Mr. Spence, who is a former employee of the Company, and Mr. Hook, the Company’s former President and Chief Executive Officer (who is not standing for re-election at the Annual Meeting) is independent under the NYSE’s Corporate Governance Listing Standards. In accordance with the NYSE Corporate Governance Listing Standards, the Board undertook its annual review of director independence with respect to the directors standing for re-election at the Annual Meeting. During this review, the Board considered the materiality of any relationships with the Company from the director’s perspective and the perspective of any persons or organizations with which the director is affiliated. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships and can also be indirect, such that serving as a partner or officer, or holding shares, of an organization that has a relationship with the Company may cause the director not to be independent. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Following the review described above, the Board has affirmatively determined that except for Mr. Dziedzic and Mr. Spence, no current director has a material relationship with the Company that is inconsistent with a determination of independence. Therefore, the Board affirmatively determined that all of the current directors who are standing for re-election at the Annual Meeting, with the exception of Mr. Dziedzic and Mr.  Spence, are independent.

Enterprise Risk Management

The Company has an enterprise risk management program implemented by members of the Company’s senior management. The enterprise risk management program as a whole is reviewed annually with the Board. Enterprise risks are identified and prioritized by management, and individual prioritized risks may be overseen by the full Board or a committee, as appropriate. For example, strategic risks are overseen by the full Board; financial risks are overseen by the Audit Committee; and scientific and technology risks are overseen by the Science and Technology Committee. Management regularly reports on each such risk to the relevant committee or the Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or a committee.

Committees and Meetings of the Board

The Board has standing Audit, Compensation and Organization, Corporate Governance and Nominating, and Science and Technology Committees. Each committee has a written charter that can be accessed under the Investor Relations drop-down menu of the Company’s website at www.integer.net under “Governance.” Copies of the charters may be obtained without charge by written request made to the Corporate Secretary, Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, New York 14031.

The Board held seven meetings in 2016. Each director attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which that director served. The Company encourages, but has no formal policy regarding, director attendance at its annual meeting of stockholders. Each of the Company’s directors then serving on the Board other than Peter H. Soderberg attended the 2016 Annual Meeting of Stockholders.

Audit Committee. The Audit Committee consists of Ms. Hobby (Chair) and Messrs. Maxwell and Soderberg. Mr. Dziedzic served as chair and a member of the Audit Committee prior to being appointed as Interim President and Chief Executive Officer on March 27, 2017. The Audit Committee’s primary purpose is assisting the Board in overseeing the (i) integrity of the Company’s financial statements, (ii) Company’s compliance with legal and regulatory requirements, (iii) Company’s independent registered public accounting firm qualifications and independence, (iv) performance of the Company’s internal audit function and independent registered public accounting firm, (v) Company’s system of disclosure controls and procedures, and (vi) the Company’s system of internal controls regarding finance, accounting, legal compliance, related person transactions and ethics that management and the Board have established. The Audit Committee had eighteen meetings in 2016.

Compensation and Organization Committee. The Compensation and Organization Committee consists of Ms. Bailey and Messrs. Soderberg (Chair) and Summers. Mr. Dziedzic served as a member of the Compensation and Organization Committee prior to being appointed as Interim President and Chief Executive Officer on March 27, 2017. The Board has determined that each member of the committee is independent as defined under the NYSE’s Corporate Governance Listing Standards applicable to compensation committee members. The Compensation and Organization Committee’s primary purpose is establishing the Company’s executive compensation programs so as to attract, retain and motivate superior executives and ensuring that senior executives of the Company and its wholly owned subsidiaries are compensated appropriately and in a manner consistent with the Company’s compensation philosophy. The Compensation and Organization Committee also administers the Company’s stock incentive plans. The Compensation and Organization Committee had six meetings in 2016.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of Ms. Bailey (Chair), and Messrs. Passerini, Sanford and Summers. Working closely with the full Board, the Corporate Governance and Nominating Committee reviews, on an annual basis, the composition of the Board and whether the Company is being well served by the directors taking into account such factors as it deems appropriate, which may include the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent directors, and the need for financial or other specialized expertise. Applying these criteria, but without any formal policy regarding diversity, the Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as by management and stockholders, and recommends director nominees to the Board. The Corporate Governance and Nominating Committee uses the same process for evaluating candidates for director regardless of the source of the recommendation, and also has sole authority to retain a search firm to assist in identifying qualified director candidates. Stockholders wishing to submit recommendations for candidates to the Board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the Company’s offices at 10000 Wehrle Drive, Clarence, New York 14031. The information should include, at a minimum, the candidate’s name, biographical information, qualifications and availability for service. The written submission should comply with the substantive and timing requirements set forth in the Company’s bylaws.

The Corporate Governance and Nominating Committee also develops and recommends to the Board corporate governance guidelines applicable to the Company and evaluates the effectiveness of the Board. The Corporate Governance and Nominating Committee had six meetings in 2016.

Science and Technology Committee. The Science and Technology Committee, formerly known as the Technology Strategy and Investment Committee, consists of Ms. Hobby, and Messrs. Maxwell (Chair), Passerini and Spence. The Science and Technology Committee periodically examines and provides oversight to management’s direction and investment in the Company’s research and development activities and to its technology and commercialization initiatives, it advises the Board on scientific matters that include major internal projects, interaction with academic and other outside research organizations and the acquisition of technologies and products, and it advises the Board on the Company’s integration activities. The Science and Technology Committee had five meetings in 2016.

Executive Sessions of the Board

The independent non-management directors meet without management in executive session at the conclusion of each regularly scheduled Board meeting and at such other times as they deem appropriate. Mr. Sanford, Board Chairman, presides at the meetings of the non-management directors when they meet in executive session.

Board/Committee/Director Evaluations

The Board has a three-part annual evaluation process that is coordinated by the Chairman and the Chair of the Corporate Governance and Nominating Committee: committee self-evaluations; a full board evaluation; and the evaluation of the individual directors. The committee self-evaluations consider whether and how well each committee has performed the responsibilities in its charter, whether the committee members possess the right skills and experience to perform their responsibilities or whether additional education or training is required, whether there are sufficient meetings covering the right topics, whether the meeting materials are effective, and other matters. The full board evaluation considers the following factors, among others, in light of the committee self-assessments: (i) the effectiveness of the board organization and committee structure; (ii) the quality of meetings, agendas, presentations and meeting materials; (iii) the effectiveness of director preparation and participation in discussions; (iv) the effectiveness of director selection, orientation and continuing education processes; (v) the effectiveness of the process for establishing the Chief Executive Officer’s performance criteria and evaluating his performance; and (vi) the quality of administrative planning and logistical support.

Individual director performance assessments are conducted informally as needed and involve a discussion among the Chairman and other directors, including members of the Corporate Governance and Nominating Committee. In addition, the Chairman and the Chair of the Corporate Governance and Nominating Committee provide individual feedback, as necessary.

Communication with the Board

Any stockholder or interested party who wishes to communicate with Mr. Sanford, the non-management directors of the Board as a group or the entire Board may do so by writing to them in care of the following address: Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, NY 14031. In addition, Mr. Sanford receives a copy of each communication submitted by stockholders or other interested parties via the Direct Line page which can be accessed under the Investor Relations drop-down menu of the Company’s website (www.integer.net) under “Governance.”

Compensation Committee Interlocks and Insider Participation

In fiscal year 2016, Ms. Bailey and Messrs. Dziedzic, Soderberg and Summers served on the Compensation and Organization Committee. No person who served as a member of the Compensation and Organization Committee during fiscal year 2016 was (i) an officer or employee of the Company or any of its subsidiaries during such fiscal year, (ii) formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

2016 Director Compensation

Consistent with current best practices and with the assistance of information provided by an outside compensation consultant, the Board reviews director compensation every 2 to 3 years. In 2015, the Corporate Governance and Nominating Committee engaged Ernst and Young LLP to perform a market study related to the compensation of the non-employee directors and on December 14, 2015, the Board approved a new compensation program for non-employee directors that was effective on January 1, 2016

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. For 2016, each non-employee director was paid a retainer of $190,000 ($310,000 for the Chairman) in a combination of cash and equity awards. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required for members of the Board. Directors who are also employees of the Company receive no additional remuneration for services as a director. All awards and changes to directors’ compensation are approved by the Board.

Cash Compensation – For 2016, the cash portion of each non-employee director’s annual retainer was $60,000. Directors also received additional cash payments as follows:

Chairman of the Board	$60,000
Audit Committee Chair	20,000
Compensation and Organization Committee Chair	15,000
Corporate Governance and Nominating Committee Chair	10,000
Science and Technology Committee Chair	10,000
Committee Meeting Fees for each meeting attended in excess of ten	1,000	per meeting attended
Board Meeting Fees for each meeting attended in excess of five	1,000	per meeting attended

Equity Compensation – For 2016, the equity-based portion of each non-employee director’s annual retainer was equal in value to $130,000 ($190,000 for the Chairman) consisting of 75 percent in value in restricted shares of common stock (based on the closing price of the common stock on the date of grant) and 25 percent in value in stock options (computed using the Black-Scholes method). The stock options have an exercise price equal to the closing price of the common stock on the date of grant. The number of shares of restricted stock granted is calculated using the closing price of the Company’s common stock on the date of grant. All equity-based awards vest in equal quarterly installments of 25% on the first day of each quarter of the Company’s fiscal year in which they were granted. For 2016, the equity awards were granted on January 4, 2016.

On the date a non-employee director first becomes a member of the Board, that director is granted a stock option award equal in value to $120,000. The number of stock options awarded is determined using the Black-Scholes value of those options on the date of grant. The stock options have an exercise price equal to the closing price of the common stock on the date of grant and become exercisable in three equal annual installments beginning on the first Company fiscal year-end date which is at least six months after the date of grant.

In order to align the interests of our directors with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation and Organization Committee designed and the Board approved stock ownership guidelines for non-employee directors. These ownership guidelines call for non-employee directors to own at least 6,000 shares of the Company’s common stock within five years of election as a director. In addition, non-employee directors may not sell shares of the Company’s Common Stock unless the value of a non-employee director’s holdings exceeds five times the amount of the annual cash retainer paid to the non-employee director. Each of our directors has achieved these ownership guidelines.

The following table contains information concerning the total compensation earned by each non-employee director of the Company during 2016:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(2)	Total
Pamela G. Bailey	$70,000	$97,454	$32,491	$199,945
Anthony P. Bihl III(3)	15,000	97,454	32,491	144,945
Joseph W. Dziedzic	87,000	97,454	32,491	216,945
Jean Hobby	82,000	97,454	32,491	211,945
M. Craig Maxwell	72,000	97,454	32,491	201,945
Dr. Joseph A. Miller, Jr.(3)	15,000	97,454	32,491	144,945
Filippo Passerini	63,000	97,454	32,491	192,945
Bill R. Sanford	120,000	142,468	47,492	309,960
Peter H. Soderberg	80,000	97,454	32,491	209,945
Donald J. Spence(4)	15,000	20,304	126,763	162,067
William B. Summers, Jr.	60,000	97,454	32,491	189,945

(1)	The amounts indicated represent the amount earned for retainers and Board or committee meeting fees.
(2)	The amounts represent the aggregate fair value of awards granted. The valuation is based on the assumptions and methodology set forth in Notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 28, 2017.
(3)	In connection with the spin-off of the Company’s QiG Group subsidiary (converted into Nuvectra Corporation), Mr. Bihl and Dr. Miller each resigned from the Board effective March 1, 2016.
(4)	Mr. Spence joined the Board on October 17, 2016.

The following table contains information concerning the unvested stock awards and outstanding stock options for each non-employee director of the Company:

Name	Aggregate Number of Outstanding Stock Options Held at December 30, 2016	Aggregate Number of Unvested Stock Awards Held at December 30, 2016
Pamela G. Bailey	55,157	—
Joseph W. Dziedzic(1)	22,012	—
Jean Hobby	11,603	—
M. Craig Maxwell	11,603	—
Filippo Passerini	11,603	—
Bill R. Sanford	82,236	—
Peter H. Soderberg	55,157	—
Donald J. Spence	71,798	—
William B. Summers, Jr.	58,527	—

(1)	Mr. Dziedzic was appointed Interim President and Chief Executive Officer of the Company on March 27, 2017.

Related Person Transactions

The Board has adopted a written policy setting forth procedures for the review, approval and monitoring of transactions involving the Company and related persons of the Company. A copy of the Company’s policy on related person transactions can be accessed under the Investor Relations drop-down menu of the Company’s website (www.integer.net) under “Governance.” Under this policy, every proposed transaction between the Company and a director, executive officer, a director nominee, stockholder owning in excess of 5% of the common stock or any immediate family member or entity of the foregoing persons involving an amount in excess of $120,000 and in which the related person will have a direct or indirect material interest, must be approved or ratified by the Audit Committee. If the transaction involves a related person who is a director or an immediate family member of a director, such director may not participate in the deliberations or vote regarding such approval. All related person transactions are reported by the Audit Committee to the Board. The Board has determined that there were no related person transactions, as defined above, that occurred in 2016.

Audit Committee Report

The Audit Committee consists of Ms. Hobby (Chair) and Messrs. Maxwell and Soderberg, each of whom the Board has determined is “independent” in accordance with applicable laws and the listing standards of the NYSE. Mr. Dziedzic, who served as Chair of the Audit Committee prior to March 27, 2017, was also determined to be “independent” in accordance with applicable laws and the listing standards of the NYSE during his service on the Audit Committee. The Board has also determined that Ms. Hobby and Mr. Soderberg each also qualify as an “audit committee financial expert” under the applicable rules of the SEC.

The Audit Committee reviewed and discussed the information contained in the Company’s 2016 quarterly earnings announcements with management and the independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the Company’s 2016 Quarterly Reports on Form 10-Q and Annual Report on Form 10-K with management and the independent registered public accounting firm prior to filing with the SEC. In addition, the Audit Committee met regularly with management, internal auditors and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

In connection with the Company’s fiscal year 2016 consolidated financial statements, the Audit Committee has:

•	reviewed and discussed with management the Company’s 2016 audited consolidated financial statements;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, Rule 2-07, Communication with Audit Committees, of Regulation S-X, and other PCAOB Rules and Standards; and

•	received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2016.

Respectfully submitted,

Joseph W. Dziedzic (prior Chair)
Jean Hobby (current Chair)
M. Craig Maxwell
Peter H. Soderberg

Members of the Audit Committee

OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2016 may be obtained without charge by any stockholder by written request made to Mark Zawodzinski, SEC Reporting Manager, Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, New York 14031. Additionally, the Company’s Annual Report on Form 10-K for fiscal year 2016 can be accessed under the Investor Relations drop-down menu of the Company’s website (www.integer.net) under “Financial Information.”

By Order of the Board of Directors,

/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President, General Counsel & Secretary

Frisco, Texas

April 17, 2017

EXHIBIT A

INTEGER HOLDINGS CORPORATION

EXECUTIVE SHORT TERM INCENTIVE COMPENSATION PLAN

PURPOSE: This Executive Short Term Incentive Compensation Plan (the “Plan”) is intended to enable Integer Holdings Corporation (the “Company”) to attract, motivate and retain highly qualified executives on a competitive basis and to provide financial incentives to those executives in order to promote the success of the Company. The Plan is for the benefit of Participants. The Plan is designed to ensure that the short term incentive compensation paid under the Plan to Participants are deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

SECTION 1. DEFINITIONS.

The following terms have the meanings indicated unless a different meaning is clearly required by the context:

(a) “Base Salary” means the greatest of (i) the Participant’s annualized salary as of the first day of the Company’s fiscal year, (ii) the Participant’s annualized salary as of the date the performance goal is established under Section 4, or (iii) if the Participant’s annual salary is increased after the date the performance goal is established under Section 4, the annual salary paid to the Participant for the fiscal year. Base Salary shall be before both (i) deductions for taxes or benefits; and (ii) deferrals of compensation pursuant to Company-sponsored plans.

(b) “Board of Directors” means the Board of Directors of the Company.

(c) “Chief Executive Officer” has the meaning set forth in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation and Organization Committee of the Board of Directors or a subcommittee thereof. The Committee at all times shall be composed of at least two directors of the Company, each of whom shall be “outside directors” within the meaning of Section 162(m) of the Code.

(f) “Company” means Integer Holdings Corporation and its affiliated group of corporations as defined in Section 1504 of the Code (determined without regard to Section 1504(b) of the Code).

(g) “Company Stock” shall mean the common stock, par value $0.001 per share, of Integer Holdings Corporation.

(h) “Fair Market Value” means, for any particular date, (i) for any period during which the Company Stock shall be (A) listed for trading on a national securities exchange, including, without limitation, the New York Stock Exchange or the NASDAQ Stock Market, (B) listed for trading on a national market system, or (C) listed, quoted or traded on any automated quotation system, the closing price per share of Company Stock on such exchange or system as of the close of such trading day, as reported in the Wall Street Journal or such other source as the Committee deems reliable, or (ii) the market price per share of Company Stock as determined in good faith by the Committee in the event (i) above shall not be applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the first prior preceding day when the markets were open

(i) “Participant” means an individual who participates in the Plan pursuant to Section 2.

SECTION 2. ELIGIBLE EXECUTIVES AND PARTICIPANTS.

“Eligible Executives” for a fiscal year are defined as (i) the Chief Executive Officer of the Company on the first day of such year or a person who becomes the Chief Executive Officer during such year by virtue of being hired or promoted and (ii) any other officer of the Company designated by the Committee. Within the first ninety (90) days of each fiscal year (or such other period as may be permitted by Section 162(m) of the Code), the Committee will designate those Eligible Executives who are to be “Participants” in the Plan for that fiscal year.

SECTION 3. ADMINISTRATION.

The Committee shall have the sole discretion and authority to administer the Plan, interpret the terms and provisions of the Plan and to establish, adjust, pay or decline to pay bonuses under the Plan.

SECTION 4. PERFORMANCE GOALS.

Within the first ninety (90) days of each fiscal year of the Company, the Committee shall set one or more objective performance goals for each Participant for such year. Such goals, which may be determined on a U.S. Generally Accepted Accounting Principles (“GAAP”), adjusted and/or non-GAAP basis by the Committee in accordance with Section 162(m) of the Code, shall be expressed in terms of: (1) earnings or diluted earnings per share; (2) pro-forma earnings or diluted earnings per share; (3) net earnings (either before or after interest, taxes, depreciation and amortization); (4) economic value-added (as determined by the Committee); (5) sales or revenue; (6) net income (either before or after taxes); (7) operating earnings or income; (8) cash flow (including, but not limited to, operating cash flow and free cash flow); (9) cash flow return on capital; (10) return on investment; (11) return on stockholders’ equity; (12) return on assets or net assets; (13) return on capital; (14) stockholder returns; (15), return on sales; (16) improvements in capital structure; (17) capital expenditures; (18) gross or net profit margin; (19) productivity; (20) product quality; (21) expense; (22) margins; (23) operating efficiency; (24) cost or debt reduction or savings; (25) customer satisfaction; (26) working capital; (27) price per share of Company Stock; (28) market share; (29) credit rating; (30) improvements in workplace diversity, inclusion or culture; (31) employee retention; (32) business expansion or consolidation (acquisitions, divestiture and integration); and (33) strategic plan development and implementation, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee, in its discretion, may, to the extent permitted by Section 162(m) of the Code, adjust or modify the calculation of performance goals for such period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other extraordinary, unusual or non-recurring items as described in applicable accounting standards or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

SECTION 5. BONUS DETERMINATIONS.

(a) Within the first ninety (90) days of each fiscal year of the Company, the Committee will specify the objective terms and conditions for the determination and payment of a bonus for each Participant. At the time that annual performance goals are set for Participants, the Committee shall establish a maximum award opportunity for each Participant for the year. The maximum award opportunity shall be expressed as a percentage of the Participant’s Base Salary and will be based on a formula that takes account of the degree of achievement of the goals set for the Participant; provided, however, that (i) the Committee shall have absolute discretion to reduce the actual bonus payment that would otherwise be payable to any Participant on the basis of achievement of performance goals, and (ii) the maximum dollar amount of the award opportunity for the Participant must be fixed at the time that the performance goal is set. The maximum award paid to a Participant in respect of a particular fiscal year shall in no event exceed an amount equal to 250% of a Participant’s Base Salary or, if less, $10,000,000. To the extent that all or a portion of a bonus for a fiscal year is made in restricted stock or restricted stock units (a “Share Denominated Award”), the maximum award that may be paid to a Participant in respect of the fiscal year will be determined by using the Fair Market Value of the Company’s Stock underlying the Share Denominated Award as of the date of such Award. Any Share Denominated Award will be made under, and subject to the terms and conditions of, a shareholder approved equity plan, with vesting of any Share Denominated Award deemed to occur as of the date of certification by the Committee pursuant to Section 5(b) or pursuant to a shareholder approved equity plan that complies with Section 162(m) of the Code. In the event of a change in the Company’s fiscal year, the Plan shall apply, with appropriate pro-rata adjustments, to any fiscal period not consisting of twelve months.

(b) No bonuses shall be paid to a Participant unless and until the Committee makes a certification in writing with respect to the attainment of the performance goals as required by Section 162(m) of the Code. Although the Committee may in its sole discretion reduce a bonus payable to a Participant based on such objective and/or subjective factors as it may determine, the Committee shall have no discretion to increase the amount of a Participant’s bonus as determined under the applicable objective terms and conditions established for such bonus amount.

(c) Following the Committee’s determination and certification of the amount of any bonus payable, such amount will be paid in cash or, in the case of a Share Denominated Award, cash or Company Stock (subject to any election made by a Participant with respect to the deferral of all or a portion of his or her bonus). Payment of any bonus amount or any Share Denominated Award will be made as soon as feasible after the Committee’s certification of the amount payable but not later than two and one-half months following the end of the fiscal year to which the bonus relates.

(d) In the event of the death of a Participant after the end of a fiscal year and prior to any payment otherwise required pursuant to Section 5.3, such payment shall be made to the representative of the Participant’s estate.

(e) Except as otherwise set forth in the award agreement for any Share Denominated Award, in the event of the death, disability, retirement or other termination of employment of a Participant during a fiscal year, the Committee shall, in its discretion, have the power to award to such Participant (or the representative of the Participant’s estate) an equitably prorated portion of the bonus which otherwise would have been earned by such Participant based on actual achievement of the performance goal for the entire fiscal year.

(f) The right of a Participant or of any other person to any payment under the Plan shall not be assigned, transferred, pledged or encumbered in any manner and any attempted assignment, transfer, pledge or encumbrance shall be null and void and of no force or effect.

SECTION 6. AMENDMENT AND TERMINATION.

The Board of Directors may at any time amend the Plan in any fashion or terminate or suspend the Plan; provided that no amendment shall be made which would cause bonuses payable under the Plan to fail to qualify for the exemption from the limitations of Section 162(m) of the Code provided in Section 162(m)(4)(C) of the Code. Upon any such termination, all rights of a Participant with respect to any fiscal year that has not ended on or prior to the effective date of such termination shall become null and void. Any amendments to the Plan shall require shareholder approval only to the extent required by Section 162(m) of the Code.

SECTION 7. SHAREHOLDER APPROVAL.

No bonuses shall be paid under the Plan unless and until the Company’s shareholders shall have approved the Plan and the performance goals as required by Section 162(m) of the Code. If the Plan is amended in any way that changes the material terms of the Plan’s performance goals, including by materially modifying the performance goals, increasing the maximum bonus payable under the Plan or changing the Plan’s eligibility requirements, the Plan shall be resubmitted to the Company’s shareholders for approval as required by Section 162(m) of the Code.

SECTION 8. MISCELLANEOUS.

(a) The Plan shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made, and to be wholly performed, within such State, without regard to principles of choice of laws.

(b) All amounts required to be paid under the Plan shall be subject to any required Federal, state, local and other applicable withholdings or deductions.

(c) Nothing contained in the Plan shall confer upon any Participant or any other person any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation payable to the Participant from the rate in effect at the commencement of a fiscal year or to otherwise modify the terms of such Participant’s employment. No person shall have any claim or right to participate in or receive any award under the Plan for any particular fiscal year.

C123456789 integer IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINESACKPACK000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week! ADD 1 ADD 2 Instead of mailing your proxy, you may choose one of the voting ADD 3 methods outlined below to vote your proxy. ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 11:59 p.m., Eastern Time, on May 22, 2017. Vote by Internet Go to www.investorvote.com/ITGR Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4, AND A VOTE FOR “1 YR” ON PROPOSAL 5. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 Pamela G. Bailey 02 Joseph W. Dziedzic 03 Jean Hobby 04 M. Craig Maxwell 05 Filippo Passerini 06 Bill R. Sanford 07 Peter H. Soderberg 08 Donald J. Spence 09 William B. Summers, Jr. For Against Abstain 3. RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP For Against Abstain 2. APPROVAL OF THE INTEGER HOLDINGS CORPORATION AS THE INDEPENDENT REGISTERED PUBLIC EXECUTIVE SHORT TERM INCENTIVE COMPENSATION PLAN ACCOUNTING FIRM FOR INTEGER HOLDINGS CORPORATION FOR FISCAL YEAR 2017. 1 YR 2 YRS 3 YRS Abstain 4. APPROVE BY NON-BINDING ADVISORY VOTE THE COMPENSATION OF INTEGER HOLDINGS CORPORATION 5. APPROVE BY NON-BINDING ADVISORY VOTE NAMED EXECUTIVE OFFICERS. THE FREQUENCY OF THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION 6. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS. B Non-Voting Items Change of Address Please print your new address below. Comments Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures This section must be completed for your vote to be counted. Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 3260881 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 02KUUB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy —— INTEGER HOLDINGS CORPORATION 2595 DALLAS PARKWAY, SUITE 310 FRISCO, TEXAS 75034 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 23, 2017 The undersigned hereby appoint(s) Jeremy Friedman and Timothy G. McEvoy, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Integer Holdings Corporation to be held at 9:00 a.m. Central Daylight Time on May 23, 2017 at 2595 Dallas Parkway, Suite 310, Frisco, Texas, 75034, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE APPROVAL OF THE INTEGER HOLDINGS CORPORATION EXECUTIVE SHORT TERM INCENTIVE COMPENSATION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, FOR THE APPROVAL OF THE COMPENSATION OF INTEGER HOLDINGS CORPORATION’S NAMED EXECUTIVE OFFICERS, FOR APPROVAL OF 1YR AS THE FREQUENCY OF THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION, AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND A VOTE FOR “1 YR” ON PROPOSAL 5. (Continued and to be marked, dated and signed, on the other side)

INTEGERtm. IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4, AND A VOTE FOR “1 YR” ON PROPOSAL 5. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 Pamela G. Bailey 02 Joseph W. Dziedzic 03 Jean Hobby 04 M. Craig Maxwell 05 Filippo Passerini 06 Bill R. Sanford 07 Peter H. Soderberg 08 Donald J. Spence 09 William B. Summers, Jr. For Against Abstain 3. RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP For Against Abstain 2. APPROVAL OF THE INTEGER HOLDINGS CORPORATION AS THE INDEPENDENT REGISTERED PUBLIC EXECUTIVE SHORT TERM INCENTIVE COMPENSATION PLAN ACCOUNTING FIRM FOR INTEGER HOLDINGS CORPORATION FOR FISCAL YEAR 2017. 1 YR 2 YRS 3 YRS Abstain 4. APPROVE BY NON-BINDING ADVISORY VOTE THE COMPENSATION OF INTEGER HOLDINGS CORPORATION 5. APPROVE BY NON-BINDING ADVISORY VOTE NAMED EXECUTIVE OFFICERS. THE FREQUENCY OF THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION 6. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS. B Authorized Signatures This section must be completed for your vote to be counted. Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box. 1UPX 3260882 + 02KUVB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy INTEGER HOLDINGS CORPORATION 2595 DALLAS PARKWAY, SUITE 310 FRISCO, TEXAS 75034 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 23, 2017 The undersigned hereby appoint(s) Jeremy Friedman and Timothy G. McEvoy, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Integer Holdings Corporation to be held at 9:00 a.m. Central Daylight Time on May 23, 2017 at 2595 Dallas Parkway, Suite 310, Frisco, Texas, 75034, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE APPROVAL OF THE INTEGER HOLDINGS CORPORATION EXECUTIVE SHORT TERM INCENTIVE COMPENSATION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, FOR THE APPROVAL OF THE COMPENSATION OF INTEGER HOLDINGS CORPORATION’S NAMED EXECUTIVE OFFICERS, FOR APPROVAL OF 1YR AS THE FREQUENCY OF THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION, AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND A VOTE FOR “1 YR” ON PROPOSAL 5. (Continued and to be marked, dated and signed, on the other side)